Exhibit 4.1

ACI WORLDWIDE, INC.,

as the Company,

the Guarantors party hereto

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

Indenture

Dated as of August 21, 2018

5.750% Senior Notes due 2026

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EXHIBITS

EXHIBIT A	Form of Note
EXHIBIT B	Form of Supplemental Indenture
EXHIBIT C	Restricted Legend
EXHIBIT D	DTC Legend
EXHIBIT E	Regulation S Certificate
EXHIBIT F	Rule 144A Certificate

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INDENTURE, dated as of August 21, 2018, among ACI WORLDWIDE, INC., a Delaware corporation (the “Company”), the Guarantors party hereto and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee (the “Trustee”).

RECITALS

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance initially of $400,000,000 in aggregate principal amount of the Company’s 5.750% Senior Notes due 2026, and, if and when issued, any Additional Notes (together, the “Notes”). All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes (in the case of the Additional Notes, when duly authorized), when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

In addition, the Guarantors party hereto have duly authorized the execution and delivery of this Indenture as guarantors of the Notes. All things necessary to make this Indenture a valid agreement of each Guarantor, in accordance with its terms, have been done, and each Guarantor has done all things necessary to make the Note Guarantees, when the Notes are executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of such Guarantor as hereinafter provided.

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions

“Acquired Debt” means Debt of a Person existing at the time the Person merges with or into or becomes a Restricted Subsidiary and not Incurred in connection with, or in contemplation of, the Person merging with or into or becoming a Restricted Subsidiary.

“ACIWC” means ACI Worldwide Corp., a Nebraska corporation.

“Additional Notes” means any notes issued under this Indenture in addition to the Initial Notes, having the same terms in all respects as the Initial Notes other than with respect to the date of issuance, issue price and first payment of interest.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar, Paying Agent or Authenticating Agent.

“Agent Member” means a member of, or a participant in, the Depositary.

“Applicable Premium” means, with respect to any note on any redemption date, as calculated by the Company, the greater of (1) 1.0% of the principal amount of such note; and (2) the excess, if any, of (a) the present value at such redemption date of (i) the redemption price of such note on August 15, 2021 (as stated in the table appearing in Section 3.01), plus (ii) all required interest payments due on such note through August 15, 2021 (excluding accrued but unpaid interest, if any, to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the principal amount of such note. Calculation of the Applicable Premium shall be made by the Company and the Trustee shall have no obligation to verify or confirm such calculation.

“Applicable Premium Deficit” has the meaning given to it in Section 8.09.

“Asset Sale” means any sale, lease, transfer or other disposition of any assets by the Company or any Restricted Subsidiary, including by means of a merger, consolidation or similar transaction and including any sale or issuance of the Equity Interests of any Restricted Subsidiary (each of the above referred to as a “disposition”); provided that the following are not included in the definition of “Asset Sale”:

(1) a disposition to, between or among the Company or a Restricted Subsidiary or between Restricted Subsidiaries, including the sale or issuance by the Company or any Restricted Subsidiary of any Equity Interests of any Restricted Subsidiary to the Company or any Restricted Subsidiary;

(2) (a) the disposition by the Company or any Restricted Subsidiary of (i) cash and cash management investments (including Cash Equivalents), (ii) the disposition of products, services, accounts receivable or other assets in the ordinary course of business, (iii) damaged, worn out or obsolete assets or (iv) rights granted to others pursuant to leases or licenses and (b) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

(3) (a) the disposition or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof, or the conversion or exchange of accounts receivable for notes receivable or in bankruptcy or similar proceedings; (b) any taking under power of eminent domain or by condemnation or similar proceeding of any property or assets of the Company or any Restricted Subsidiary; (c) the grant of, or realization on, Liens not prohibited by this Indenture; (d) the transfer of property or assets that is a surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind; and (e) the sale of disposition of any assets or property received as a result of a foreclosure or other similar proceeding or in connection with a transfer in lieu of a foreclosure by the Company or any of it Restricted Subsidiaries;

(4) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions of Article 5 or any disposition that constitutes a Change of Control pursuant to this Indenture;

(5) a Restricted Payment permitted under Section 4.07 or a Permitted Investment;

(6) (a) the concurrent trade or exchange of assets between the Company or its Restricted Subsidiaries and another Person including any cash or Cash Equivalents necessary in order to achieve an exchange of equivalent value; provided that any cash or Cash Equivalents received must be applied in accordance with the provisions of Section 4.13 and must be determined in good faith by the Board of Directors to be necessary to achieve an exchange of equivalent value; and (b) dispositions of property or assets in connection with casualty or condemnation events or as part of a like-kind exchange under Section 1031 of the Code;

(7) the issuance of Disqualified or Preferred Stock pursuant to Section 4.06;

(8) (i) dispositions of Investments in joint ventures or strategic alliances, to the extent required by, or made pursuant to buy/sell arrangements between the joint venture or strategic alliance parties set forth in joint venture or alliance arrangements and similar binding arrangements; provided that the consideration received shall be in an amount at least equal to the Fair Market Value thereof; and

(ii) sales, transfers or dispositions by the Company or any of its Restricted Subsidiaries of non-strategic assets purchased as part of the acquisition or disposition of any business or assets consummated after the Issue Date and otherwise permitted by this Indenture;

(9) the unwinding of obligations under Hedging Agreements;

(10) the disposition or sale of Equity Interests of Unrestricted Subsidiaries; and

(11) any disposition in a transaction or series of related transactions of assets with a Fair Market Value of less than $35,000,000.

“Authenticating Agent” refers to a Person engaged to authenticate the Notes in the stead of the Trustee.

“Average Life” means, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Debt and (y) the amount of such principal payment by (ii) the sum of all such principal payments.

“bankruptcy default” has the meaning assigned to such term in Section 6.01.

“Board of Directors” means the board of directors or comparable governing body of the Company, or any committee thereof duly authorized to act on its behalf.

“Board Resolution” means a resolution duly adopted by the Board of Directors that is certified by the Secretary or an Assistant Secretary of the Company and remains in full force and effect as of the date of its certification.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the City of New York or a place of payment are authorized by law or other governmental action to be closed. If a payment date is a day other than a Business Day, payment may be made on the next succeeding Business Day, and no interest shall accrue on such payment for the intervening period.

“Capital Lease” means, with respect to any Person, any lease of any property which, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

“Cash Equivalents” means

(1) United States dollars, or money in other currencies received in the ordinary course of business,

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) or certificates representing an ownership interest in U.S. Government Obligations with maturities not exceeding two years from the date of acquisition,

(3) (i) demand deposits, (ii) time deposits and certificates of deposit with maturities of two years or less from the date of acquisition, (iii) bankers’ acceptances with maturities not exceeding two years from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any State thereof having capital, surplus and undivided profits in excess of $500,000,000 whose short-term debt is rated “A-2” or higher by S&P or “P-2” or higher by Moody’s,

(4) repurchase obligations with a term of not more than 30 days for underlying securities of the type described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above,

(5) commercial paper rated at least “P-1” by Moody’s or “A-1” by S&P and maturing within one year after the date of acquisition,

(6) corporate notes and bonds, whose long-term credit rating is “A” or higher by S&P or “A-2” or higher by Moody’s,

(7) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least “A” by S&P or “A-2” by Moody’s, and

(8) money market funds at least 95% of the assets of which consist of investments of the type described in clauses (1) through (7) above.

In the case of any Foreign Subsidiary or investments made in a country outside the United States, Cash Equivalents shall also include (i) investments of the type and maturity described in clauses (1) through (8) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (ii) other short-term investments utilized by Foreign Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (1) through (8) and in this paragraph.

“Certificated Note” means a Note in registered individual form without interest coupons.

“Change of Control” means:

(1) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person, unless holders of a majority of the aggregate voting power of the Voting Stock of the Company, immediately prior to such transaction, hold securities of the surviving or transferee Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person; or

(2) any “person” or “group” (as such terms are used for purposes of Section 13(d) of the Exchange Act) is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company.

Notwithstanding the foregoing, any holding company that directly or indirectly owns 100% of the Voting Stock of the Company and whose only significant asset is Equity Interests of the Company shall not itself be deemed to be a “person” for purposes of clause (2) above, such that the beneficial owners of such holding company shall be the beneficial owners of the Company’s Voting Stock for purposes of clause (2) above.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means Capital Stock not entitled to any preference on dividends or distributions, upon liquidation or otherwise.

“Company” means the party named as such in the first paragraph of this Indenture or any successor obligor under this Indenture and the Notes pursuant to Article 5.

“Consolidated Net Income” means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP, provided that the following (without duplication) will be excluded in computing Consolidated Net Income:

(1) the net income (but not loss) of any Person that is not a Restricted Subsidiary, except to the extent of the dividends or other distributions actually paid in cash to the Company or any of its Restricted Subsidiaries (subject to clause (3) below) by such Person during such period;

(2) any net income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition;

(3) the net income (but not loss) of any non-Guarantor Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such non-Guarantor Restricted Subsidiary of such net income would not have been permitted for the relevant period by charter or by any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such non-Guarantor Restricted Subsidiary;

(4) any net after-tax gains or losses attributable to Asset Sales (less all fees and expenses relating thereto);

(5) any net after-tax extraordinary or non-recurring gains or losses;

(6) any non-cash compensation expense realized for grants of equity, performance shares, stock options or other rights of officers, directors or employees; and

(7) the cumulative effect of a change in accounting principles.

In calculating the aggregate net income (or loss) of the Company and its Restricted Subsidiaries on a consolidated basis, Unrestricted Subsidiaries will be treated as if accounted for under the equity method of accounting.

“Consolidated Total Net Debt” means, as at any date of determination, the aggregate principal amount of all Debt for borrowed money, Purchase Money Debt, and Capital Leases of the Company and its Restricted Subsidiaries (or, if higher, the par value or stated face amount of all such Debt (other than zero coupon Debt)) determined on a consolidated basis in conformity with GAAP, minus the aggregate amount of unrestricted cash and Cash Equivalents included in the consolidated balance sheet of the Company and its Restricted Subsidiaries as of such date.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee is principally administered, which at the date of this Indenture is located at Wilmington Trust, National Association, 15950 N. Dallas Parkway, Suite 550, Dallas, Texas 75248, Attention: ACI Worldwide, Inc., Administrator.

“Credit Agreement” means that certain amended and restated credit agreement dated February 24, 2017 (as amended and restated, supplemented or otherwise modified from time to time), among the Company, ACI Worldwide, Inc., as Parent Borrower, and ACI Worldwide Corp., as Subsidiary Borrower, the Lenders referred to therein, Bank of America, N.A., as Administrative Agent, Swingline Lender and Issuing Lender, Merrill Lynch, Pierce, Fenner & Smith Incorporated, PNC Capital Markets LLC and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Bookrunners, Wells Fargo Bank, National Association and PNC Bank, National Association, as

Co-Syndication Agents, Citizens Bank, N.A., TD Bank, N.A., HSBC Bank USA, N.A., Regions Bank, N.A. and Fifth Third Bank, as Co-Documentation Agents, together with any related documents, any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreements, mortgages or letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, substituted increased or extended from time to time (whether in whole or in part, whether with the original banks, lenders or institutions or other banks, lenders or institutions or otherwise, and whether provided under one or more other credit agreements, indentures, securities issuances, financing agreements or otherwise). Without limiting the generality of the foregoing, the term “Credit Agreement” shall include any agreement (i) changing the maturity of any Debt Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries as additional borrowers or guarantors thereunder, (iii) increasing the amount of Debt Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

“Credit Facilities” means one or more (i) credit facilities (including the Credit Agreement) with banks, investors, purchasers or other debtholders or other lenders providing for revolving credit loans or term loans or the issuance of letters of credit or bankers’ acceptance or the like, (ii) note purchase agreements and indentures providing for the sale of debt securities, and (iii) any agreement that refinances any Debt Incurred under any agreement described in clause (i) or (ii) or this clause (iii), including in each case any successor or replacement agreement or agreements or indentures.

“Debt” means, with respect to any Person, without duplication,

(1) all indebtedness of such Person for borrowed money;

(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (other than obligations with respect to such instruments securing obligations (other than obligations described in (1) and (2) above or (5) below) entered into in the ordinary course of business of such Person) due more than six months after such property is acquired or such services are completed;

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services which are recorded as liabilities under GAAP, excluding trade payables arising in the ordinary course of business;

(5) indebtedness of such Person as lessee under Capital Leases;

(6) indebtedness of other Persons Guaranteed by such Person to the extent so Guaranteed;

(7) all Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person;

(8) net obligations of such Person under Hedging Agreements; and

(9) all Disqualified Equity Interests of such Person of its Restricted Subsidiaries, if and to the extent any of the preceding items (other than letters of credit, Hedging Obligations and items referred to in clauses (6), (7) and (8)) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.

The amount of Debt of any Person will be deemed to be:

(A) with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation;

(B) with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the Fair Market Value of such asset on the date the Lien attached and (y) the amount of such Debt;

(C) with respect to any Debt issued with original issue discount, the principal amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at the date of determination;

(D) with respect to any Hedging Agreement, the net amount payable if such Hedging Agreement terminated at that time due to default by such Person;

(E) with respect to Disqualified Equity Interests, the amount equal to the maximum amount payable upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Equity Interests, in each case determined on a consolidated basis in accordance with GAAP; and

(F) otherwise, the outstanding principal amount thereof.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means the depositary of each Global Note, which will initially be DTC.

“Designated Noncash Consideration” means any non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is designated as Designated Noncash Consideration pursuant to an Officer’s Certificate delivered to the Trustee, which Officer’s Certificate shall set forth the Fair Market Value of such Designated Noncash Consideration and the basis for determining such Fair Market Value.

“Disqualified Equity Interests” means Equity Interests that by their terms or upon the happening of any event are

(1) required to be redeemed or redeemable at the option of the holder prior to the Stated Maturity of the Notes for consideration other than Qualified Equity Interests, or

(2) convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Debt;

provided that Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require repurchase or redemption upon an “asset sale” or “change of control” occurring prior to the Stated Maturity of the Notes if the terms of such Disqualified Equity Interests provide that the Company or applicable Restricted Subsidiary may not repurchase or redeem any such Disqualified Equity Interests pursuant to such provisions unless such repurchase or redemption complies with Section 4.07.

“Disqualified Stock” means Capital Stock constituting Disqualified Equity Interests.

“Disregarded Foreign Entity” means any Foreign Subsidiary that is disregarded as an entity separate from the Company or ACIWC for U.S. federal income tax purposes.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary formed under the laws of the United States of America or any state thereof or the District of Columbia.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“DTC Legend” means the legend set forth in Exhibit D.

“EBITDA” means, for any period,

(1) Consolidated Net Income, plus

(2) Interest Expense, to the extent deducted in calculating Consolidated Net Income, plus

(3) to the extent deducted in calculating Consolidated Net Income and as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP:

(A) provision for taxes based on income, profits or capital, including federal, foreign and state income, franchise, and similar taxes based on income, profits or capital paid or accrued during such period (including in respect of repatriated funds); plus

(B) depreciation and amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and impairment charges; plus

(C) losses (or minus any gains) realized upon the sale or other disposition of any asset that is not sold or disposed of in the ordinary course of business and any loss (or minus any gain) realized upon the sale or other disposition of any Equity Interest of any Person; plus

(D) any losses from an early extinguishment of Debt; plus

(E) extraordinary or non-recurring charges, expenses or losses; plus

(F) all other non-cash charges, non-cash expenses or non-cash losses in such period (excluding any such item that is non-cash during such period but the subject of a cash payment in a prior or future period); plus

(G) non-cash compensation expenses from equity based compensation, including, without limitation, stock, options to purchase stock and stock appreciation rights issued to the management, employees or board members of the Company; plus

(H) any impairment charges, write-off, depreciation or amortization of intangibles arising pursuant to GAAP and any other non-cash charges resulting from purchase accounting; plus

(I) any reduction in revenue resulting from the purchase accounting effects of adjustments to deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Company and its Restricted Subsidiaries), as a result of any acquisition consummated prior to the Issue Date or any acquisition consummated following the Issue Date and otherwise permitted by this Indenture; plus

(J) any unrealized losses (or minus any unrealized gains) in respect of Hedging Agreements; plus

(K) fees, costs and expenses payable by the Company or any of its Restricted Subsidiaries in connection with the offering of the Notes and the use of proceeds therefrom, completed acquisitions as summarized in the final Offering Memorandum (which includes the documents incorporated by reference therein) relating to the Initial Notes under the heading “Business,” and any other costs, fees and expenses incurred in connection with any acquisition or Investment consummated following the Issue Date and otherwise permitted by this Indenture, issuances or incurrence of Debt, disposition of assets, issuances of Equity Interests or refinancing transactions and modifications of instruments of Debt; plus

(L) to the extent covered by insurance, expenses with respect to liability or casualty events or business interruptions; plus

(M) to the extent actually reimbursed, expenses Incurred to the extent covered by indemnification provisions in any agreement in connection with an Investment or acquisition; minus

(4) all non-cash items increasing Consolidated Net Income (excluding any such item that is non-cash during such period but the subject of a cash payment in a prior or future period).

“Equity Interests” means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt convertible into equity.

“Equity Offering” means a primary public offering or private placement, after the Issue Date, of Qualified Equity Interests of the Company.

“Event of Default” has the meaning assigned to such term in Section 6.01.

“Excess Proceeds” has the meaning assigned to such term in Section 4.13.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Contribution” means net cash proceeds from (1) contributions to its common equity capital and (2) the sale (other than to a Subsidiary of the Company or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company) of Capital Stock (other than Disqualified Stock) of the Company, in each case designated as Excluded Contributions pursuant to an Officers’ Certificate delivered by the Company on the date such capital contributions are made or the date such equity interests are sold, as the case may be, which are excluded from the calculation set forth in Section 4.07(a)(3).

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the chief financial officer, chief accounting officer, or controller of the Company or the board of directors of the Restricted Subsidiary with respect to valuations not in excess of $10,000,000 or determined in good faith by the Board of Directors or the Restricted Subsidiary with respect to valuations equal to or in excess of $10,000,000, as applicable, which determination will be conclusive (unless otherwise provided in this Indenture).

“Fixed Charge Coverage Ratio” means, on any date (the “transaction date”), the ratio of:

(x) the aggregate amount of EBITDA for the four fiscal quarters immediately prior to the transaction date for which internal financial statements are available (the “reference period”) to

(y) the aggregate Fixed Charges during such reference period.

In making the foregoing calculation and other pro forma calculations under this Indenture, the following adjustments shall be made (“pro forma basis” or “pro forma effect”):

(1) Incurrence of Debt. If the Company or any Restricted Subsidiary has Incurred any Debt since the beginning of the reference period that remains outstanding on the transaction date or if the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio or other ratio or pro forma calculation under this Indenture is an Incurrence of Debt, EBITDA and Interest Expense for the reference period will be calculated after giving effect on a pro forma basis to such Debt as if such Debt had been Incurred on the first day of the reference period (except that in making such computation, the amount of Debt under any revolving credit facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Debt during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Debt during the period from the date of creation of such facility to the date of such calculation) and the discharge or repayment of any other Debt repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Debt as if such discharge or repayment had occurred on the first day of the reference period; provided, however, that any pro forma calculation made for purposes of Incurring Fixed Charge Coverage Ratio Debt or for purposes of calculating the Senior Secured Net Leverage Ratio or Net Leverage Ratio may be made immediately prior to giving effect to any Permitted Debt Incurred on such determination date (including the use of proceeds thereof);

(2) Discharge of Debt. If the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Debt since the beginning of the period that is no longer outstanding on the transaction date or if the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio or other ratio or pro forma calculation under this Indenture involves a discharge of Debt (in each case other than Debt Incurred under any revolving credit facility unless such Debt has been permanently repaid and the related commitment terminated), EBITDA and Interest Expense for the reference period will be calculated after giving effect on a pro forma basis to such repayment, repurchase, defeasance or other discharge of such Debt, including with the proceeds of such new Debt, as if such discharge had occurred on the first day of the reference period;

(3) Sales. If since the beginning of the reference period the Company or any Restricted Subsidiary will have made any asset sale or disposed of any company, division, operating unit, segment, business, group of related assets or line of business, designated a Restricted Subsidiary as an Unrestricted Subsidiary or if the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio or other ratio or pro forma calculation under this Indenture is such an asset sale: (a) the EBITDA for the reference period will be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such disposition for the reference period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for the reference period; and (b) Interest Expense for the reference period will be reduced by an amount equal to the Interest Expense directly attributable to any Debt of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged (including, but not limited to, through the assumption of such Debt by another Person if the Company and its Restricted Subsidiaries are no longer liable for such Debt after the assumption thereof) with respect to the Company and its continuing Restricted Subsidiaries in connection with such disposition for the reference period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Interest Expense for the reference period directly attributable to the Debt of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale);

(4) Purchases. If since the beginning of the reference period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company) or an acquisition of assets or designated an Unrestricted Subsidiary as a Restricted Subsidiary, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, EBITDA and Interest Expense for the reference period will be calculated after giving pro forma effect thereto (including the Incurrence of any Debt) as if such Investment or acquisition occurred on the first day of the reference period; and

(5) Adjustments for Acquired Person. If since the beginning of the reference period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of the reference period) will have Incurred any Debt or discharged any Debt, made any Asset Sale or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during the reference period, EBITDA and Interest Expense for the reference period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of the reference period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company and shall include, with respect to any period in the case of sales, Investments or acquisitions referred to above, the net reduction in costs and cost savings projected by the Company to be have been realized or are reasonably anticipated to be realized in good faith with respect to such sale, Investment or acquisition within twelve months of the date thereof and that are reasonably identifiable and factually supportable, as if all such reductions in costs and cost savings had been effected as of the beginning of such period, decreased by any incremental expenses incurred or to be incurred during such four-quarter period in order to achieve such reduction in costs, as set forth in an Officer’s Certificate delivered to the Trustee that outlines the specific actions taken or to be taken and the net reduction in costs achieved or to be achieved from each such action. If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt will be calculated as if the rate in effect on the transaction date had been the applicable rate for the entire reference period (taking into account any Hedging Agreement applicable to such Debt if such Hedging Agreement has a remaining term in excess of 12 months). If any Debt that is being given pro forma effect bears an interest rate at the option of the Company or any Restricted Subsidiary, the interest rate shall be calculated by applying such optional rate chosen by the Company or such Restricted Subsidiary. Interest on the amount of liability in respect of a Capital Lease shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such liability in accordance with GAAP.

“Fixed Charge Coverage Ratio Debt” means Debt Incurred pursuant to Section 4.06(a).

“Fixed Charges” means, for any period, the sum (without duplication) of:

(1) Interest Expense for such period; and

(2) the product of:

(x) cash and non-cash dividends paid, declared, accrued or accumulated on any Disqualified Equity Interests or Preferred Stock of the Company or a Restricted Subsidiary, except for dividends payable in the Company’s Qualified Equity Interests or paid to the Company or to a Restricted Subsidiary, and

(y) a fraction (expressed as a decimal), the numerator of which is one and the denominator of which is one minus the sum of the currently effective combined Federal, state, local and foreign tax rate applicable to the Company and its Restricted Subsidiaries.

“Fitch” means Fitch Ratings Ltd. and its successors.

“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia, and any Subsidiary of such Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the Issue Date, including, without limitation, those accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession (provided that for purposes of calculating Restricted Payment capacity, Consolidated Net Income for periods prior to the Issue Date shall be based on such accounting principles as in effect at the time the related financial statements were issued).

“Global Note” means a Note in registered global form without interest coupons.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) and the payment for which the United States pledges its full faith and credit.

“Guarantee” means any guarantee, contingent or otherwise, of any Person directly or indirectly of Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); provided that the term “Guarantee” does not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means (i) each Domestic Restricted Subsidiary of the Company in existence on the Issue Date and (ii) each Domestic Restricted Subsidiary and Disregarded Foreign Entity that executes a supplemental indenture in accordance with the terms of this Indenture providing for the guarantee of the payment of the Notes, or any successor obligor under its Note Guarantee pursuant to Article 5, in each case unless and until such Guarantor is released from its Note Guarantee pursuant to this Indenture.

“Hedging Agreement” means (i) any interest rate swap agreement, interest rate cap agreement or other agreement designed to protect against fluctuations in interest rates or (ii) any foreign exchange forward contract, currency swap agreement or other agreement designed to protect against fluctuations in foreign exchange rates.

“Holder” or “Noteholder” means the registered holder of any Note.

“Incur” means, with respect to any Debt or Capital Stock, to incur, create, issue, assume or Guarantee such Debt or Capital Stock. If any Person becomes a Restricted Subsidiary on any date after the date of this Indenture (including by redesignation of an Unrestricted Subsidiary or failure of an Unrestricted Subsidiary to meet the qualifications necessary to remain an Unrestricted Subsidiary), the Debt of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of Section 4.06, but will not be considered the sale or issuance of Equity Interests for purposes of Section 4.13. The accretion of original issue discount or payment of interest or dividends in kind and the obligation to pay a premium in respect of Debt arising in connection with the issuance of a notice of redemption or making of a mandatory Offer to Purchase such Debt will not be considered an Incurrence of Debt.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Initial Notes” means the Notes issued on the Issue Date.

“Initial Purchasers” means the initial purchasers party to a purchase agreement with the Company relating to the sale of the Initial Notes or any Additional Notes by the Company.

“Interest Expense” means, for any period, the consolidated interest expense of the Company and its Restricted Subsidiaries, plus, to the extent not included in such consolidated interest expense, and to the extent incurred, accrued or payable by the Company or its Restricted Subsidiaries, without duplication, (i) amortization of debt discount and debt issuance costs (provided that any amortization of bond premium will be credited to reduce Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Interest Expense and provided, further, that amortization of deferred and other financing fees and expenses and gains or losses relating to debt modifications and extinguishments will be excluded from the calculation of Interest Expense), (ii) capitalized interest (but excluding interest accruing with respect to tax liabilities (whether or not contingent)), (iii) non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of hedging obligations and other derivative instruments), (iv) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and (v) any of the above expenses with respect to Debt of another Person Guaranteed by the Company or any of its Restricted Subsidiaries; provided that, notwithstanding the foregoing, Interest Expense shall not include annual agency fees paid to the administrative agent under Credit Facilities.

“Interest Payment Date” means each February 15 and August 15 of each year, commencing February 15, 2019.

“Investment” means:

(1) any direct or indirect advance, loan or other extension of credit to another Person,

(2) any capital contribution to another Person, by means of any transfer of cash or other property or in any other form (excluding accounts receivable, trade credit, advances and deposits, in each case in the ordinary course of business),

(3) any purchase or acquisition of Equity Interests, bonds, notes or other Debt, or other instruments or securities issued by another Person, including the receipt of any of the above as consideration for the disposition of assets or rendering of services, or

(4) any Guarantee of any obligation of another Person.

If the Company or any Restricted Subsidiary (x) sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary so that, after giving effect to that sale or disposition, such Person is no longer a Subsidiary of the Company, or (y) designates any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the provisions of this Indenture (including, without limitation, Section 4.17), all remaining Investments of the Company and the Restricted Subsidiaries in such Person shall be deemed to have been made at such time. For all purposes of this Indenture, the amount of any Investment shall be the amount actually invested on the date of such Investment, without any adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Grade Rating” means for Moody’s, a rating equal to or higher than “Baa3” (or equivalent), for S&P, a rating equal to or higher than “BBB-” (or equivalent) and for any other Rating Agency the equivalent to either of the foregoing.

“Issue Date” means the date on which the Initial Notes are originally issued under this Indenture.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement).

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash (including (i) payments in respect of deferred payment obligations to the extent corresponding to principal, but not interest, when received in the form of cash, and (ii) proceeds from the conversion of other consideration received when converted to cash), net of

(1) brokerage commissions and other fees and expenses related to such Asset Sale, including fees and expenses of counsel, accountants and investment bankers;

(2) provisions for taxes as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements;

(3) payments required to be made to holders of minority interests in Restricted Subsidiaries as a result of such Asset Sale or to repay Debt outstanding at the time of such Asset Sale that is secured by a Lien on the property or assets sold; and

(4) appropriate amounts to be provided as a reserve against liabilities associated with such Asset Sale, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash.

“Net Leverage Ratio” means, on any date (the “transaction date”), the ratio, determined on a pro forma basis, of (x) Consolidated Total Net Debt of the Company and its Restricted Subsidiaries to (y) the aggregate amount of EBITDA for the four fiscal quarters immediately prior to the transaction date for which internal financial statements are available (the “reference period”). The Net Leverage Ratio shall be calculated in a manner consistent with the definition of “Fixed Charge Coverage Ratio.”

“Non-U.S. Person” means a Person that is not a U.S. person, as defined in Regulation S.

“Non-Recourse Debt” means Debt as to which (i) neither the Company nor any Restricted Subsidiary provides any Guarantee and as to which the holders of such Debt do not otherwise have recourse to the stock or assets of the Company or any Restricted Subsidiary and (ii) no default thereunder would, as such, constitute a default under any Debt of the Company or any Restricted Subsidiary.

“Notes” has the meaning assigned to such term in the Recitals.

“Note Guarantee” means the guarantee of the Notes by a Guarantor pursuant to this Indenture.

“Obligations” means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Debt.

“Offer to Purchase” has the meaning assigned to such term in Section 3.04.

“Officer” means any of the following with respect to any specified Person: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, the General Counsel, any Senior Vice President or Vice President (whether designated by a number or word or words before or after the title “Vice President”), the Treasurer, Assistant Treasurer, Secretary or the Assistant Secretary of such Person.

“Officer’s Certificate” means a certificate signed in the name of the Company by one Officer.

“Officers’ Certificate” means a certificate signed in the name of the Company by (i) the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, the General Counsel or any Vice President and (ii) one additional Officer.

“Offshore Global Note” means a Global Note representing Notes issued and sold pursuant to Regulation S.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company and who is satisfactory to the Trustee.

“Paying Agent” refers to a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Notes.

“Permitted Business” means any of the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date, and any business reasonably related, incidental, complementary or ancillary thereto.

“Permitted Debt” has the meaning assigned to such term in Section 4.06(b).

“Permitted Investments” means:

(1) any Investment in the Company or in a Restricted Subsidiary of the Company;

(2) any Investment in cash or Cash Equivalents;

(3) any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment:

(A) such Person becomes a Restricted Subsidiary of the Company, or

(B) such Person is merged or consolidated with or into, or transfers or conveys substantially all its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

(4) Investments received as non-cash consideration in an Asset Sale made pursuant to and in compliance with Section 4.13;

(5) any Investment acquired solely in exchange for Qualified Equity Interests of the Company;

(6) Investments represented by obligations contained in Hedging Agreements otherwise permitted under this Indenture;

(7) (i) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business, (ii) Cash Equivalents or other cash management investments or liquid or portfolio securities pledged as collateral pursuant to clause (4) of the definition of “Permitted Liens, (iii) endorsements for collection or deposit in the ordinary course of business, and (iv) any Investment” received in compromise or settlement of debts created in the ordinary course of business, or by reason of a composition or readjustment of debts or reorganization of another Person, or in satisfaction of claims or judgments, whether from litigation or arbitration, or as a result of a foreclosure;

(8) loans or advances related to payroll, travel and similar purposes to, or Guarantees issued to support the obligations of, officers, directors and employees, and other reasonable fees, compensation, benefits and indemnities paid or entered into by the Company or its Restricted Subsidiaries to or with officers, directors or employees of the Company and its Restricted Subsidiaries, in each case in the ordinary course of business;

(9) trade receivables and similar extensions of credit to customers and suppliers in the ordinary course of business;

(10) any Investment in existence on the Issue Date, and any modification, replacement, renewal or extension thereof; provided that with respect to such modification, replacement, renewal or extension thereof the amount of the original Investment is not increased except as otherwise permitted under Section 4.07;

(11) repurchases of the Notes (including Note Guarantees);

(12) the provision of services to customers, joint ventures in which the Company or a Subsidiary of the Company holds or acquires an ownership interest (whether by way of Capital Stock or otherwise), strategic alliances or Unrestricted Subsidiaries;

(13) Guarantees (i) to insurers required in connection with worker’s compensation and other insurance coverage arranged in the ordinary course of business; and (ii) to third parties to the extent that such Guarantees are incurred pursuant to clause (13) of the definition of “Permitted Debt”;

(14) loans or advances to employees or directors of the Company or any Restricted Subsidiary, the proceeds of which are used to purchase Equity Interests of the Company, in an aggregate amount not in excess of $10,000,000 at any one time outstanding;

(15) Investments in any Person (including Unrestricted Subsidiaries and joint ventures or strategic alliances) in an aggregate amount, taken together with all other Investments made in reliance on this clause, not to exceed the greater of (i) $150,000,000 and (ii) 8.00% of Total Assets at such time (in each case net of, with respect to the Investment in any particular Person, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), not to exceed the amount of Investments in such Person made after the Issue Date in reliance on this clause); and

(16) in addition to Investments listed above, Investments in Persons in an aggregate amount, taken together with all other Investments made in reliance on this clause, not to exceed the greater of $100,000,000 and 5.5% of Total Assets (measured on the date each such Investment was made and without giving effect to subsequent changes in value).

“Permitted Liens” means:

(1) Liens existing on the Issue Date;

(2) Liens securing Obligations under or with respect to Credit Facilities that have been incurred and are outstanding pursuant to clause (1) of the definition of Permitted Debt and Related Secured Obligations (including under Hedging Agreements);

(3) Liens securing Debt of the Company or any Guarantor other than permitted by another clause in this definition; provided, however, that at the time of Incurrence of such Debt under this clause (3) and after giving pro forma effect thereto (including a pro forma application of the net proceeds therefrom), the Senior Secured Net Leverage Ratio would be no greater than 3.5 to 1.00;

(4) pledges or deposits under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations or regulatory authorizations or licenses, surety bonds, performance bonds, customs duties and the like (or reimbursement obligations with respect to letters of credit that secure the same), or for the payment of rent, in each case incurred in the ordinary course of business;

(5) Liens imposed by law, such as landlords’, carriers’, vendors’, warehousemen’s and mechanics’ liens, in each case for sums not yet due or being contested in good faith and by appropriate proceedings, or the nonpayment of which in the aggregate would not be reasonably expected to have a material adverse effect on the Company and its Restricted Subsidiaries taken as a whole;

(6) Liens (a) in respect of taxes and other governmental assessments and charges which are not yet due or which are being contested in good faith and by appropriate proceedings; and (b) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in the ordinary course of business;

(7) Liens securing reimbursement obligations with respect to letters of credit, bankers’ acceptances or similar instruments, or performance bonds that encumber documents and other property relating to such letters of credit, bankers’ acceptance, similar instruments or performance bonds and the proceeds thereof (but excluding judgment and similar Liens governed by clause (13) below);

(8) survey exceptions, ground leases, encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property, that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(9) licenses or leases or subleases or sublicenses as licensor, lessor or sublessor of any of its property, including intellectual property, in the ordinary course of business;

(10) customary Liens in favor of trustees and escrow agents, and netting and setoff rights, banker’s Liens and the like in favor of financial institutions and counterparties to financial obligations and instruments, including Hedging Agreements;

(11) Liens on (i) assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets and (ii) Liens on any cash earnest money deposits made by the Company or any Restricted Subsidiary in connection with any letter of intent or purchase agreement;

(12) options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like;

(13) judgment liens, and Liens securing appeal bonds or letters of credit issued in support of or in lieu of appeal bonds, so long as no Event of Default then exists under Section 6.01(6);

(14) Liens to secure Debt (including obligations under Capital Leases) permitted by Section 4.06(b)(8) covering only the assets acquired or financed with such Debt (and improvements or accessions thereto) and operating leases entered into in the ordinary course of business;

(15) Liens on property of a Person at the time such Person becomes a Restricted Subsidiary of the Company; provided such Liens were not created in contemplation thereof and do not extend to any other property of the Company or any Restricted Subsidiary;

(16) Liens on property at the time the Company or any of the Restricted Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation with or into the Company or a Restricted Subsidiary of such Person; provided such Liens were not created in contemplation thereof and do not extend to any other property of the Company or any Restricted Subsidiary;

(17) Liens securing Debt or other obligations of the Company or a Restricted Subsidiary to the Company or a Guarantor;

(18) any pledge of the Capital Stock of an Unrestricted Subsidiary to secure Debt of such Unrestricted Subsidiary, to the extent such pledge constitutes an Investment permitted under Section 4.07;

(19) extensions, renewals or replacements of any Liens referred to in clauses (1), (2), (3), (14), (15) or (16) in connection with the refinancing of the obligations secured thereby; provided that such Lien does not extend to any other property and, except as contemplated by the definition of “Permitted Refinancing Debt,” the amount secured by such Lien is not increased;

(20) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Company or any Restricted Subsidiary (but excluding judgment and similar Liens governed by clause (13) above);

(21) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(22) (i) banker’s Liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts in the ordinary course of business and (ii) Liens in the nature of the right of setoff in favor of counterparties to contractual agreements with the Company or any Restricted Subsidiary in the ordinary course of business;

(23) any interest or title of a lessor, sublessor, licensor or sublicensor under leases, subleases, licenses or sublicenses entered into by the Company or any Restricted Subsidiaries in the ordinary course of business;

(24) Liens arising from precautionary Uniform Commercial Code financing statement filings;

(25) any encumbrances or restrictions (including put and call agreements) with respect to the Capital Stock of any joint venture agreed to by the holders of such Capital Stock;

(26) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(27) Liens securing obligations under any Hedging Agreement that are otherwise permitted under this Indenture;

(28) Liens in favor of the Company or any Restricted Subsidiary securing Debt permitted under Section 4.06;

(29) Liens on equipment of the Company or any of its Restricted Subsidiaries granted in the ordinary course of business;

(30) Liens incurred in the ordinary course of business securing obligations not in excess of the greater of $15,000,000 and 1.0% of Total Assets, not securing Debt and not in the aggregate materially detracting from the value of the properties or their use in the operation of the business of the Company and its Restricted Subsidiaries; and

(31) other Liens in an aggregate amount not exceeding the greater of $50,000,000 and 3.0% of Total Assets.

“Permitted Refinancing Debt” has the meaning assigned to such term in Section 4.06.

“Person” means an individual, a corporation, a partnership, a limited liability company, a joint venture, a joint-stock company, an association, a trust, an unincorporated organization or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Stock” means, with respect to any Person, any and all Capital Stock which is preferred as to the payment of dividends or distributions or upon liquidation, over another class of Capital Stock of such Person.

“principal” of any Debt means the principal amount of such Debt, (or if such Debt was issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt), together with, unless the context otherwise indicates, any premium then payable on such Debt.

“pro forma basis” and “pro forma effect” have the meaning set forth in the definition of “Fixed Charge Coverage Ratio.”

“Purchase Money Debt” means any Debt Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

“Qualified Equity Interests” means all Equity Interests of a Person other than Disqualified Equity Interests.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Notes for reasons outside of the Company’s control, Fitch, unless at such time Fitch ceases to rate the Notes for reasons outside of the Company’s control, in which case another “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Company as a replacement agency for Moody’s, S&P or Fitch, as the case may be.

“reference period” has the meaning assigned to such term in the definition of “Net Leverage Ratio.”

“refinance” has the meaning assigned to such term in Section 4.06.

“Register” has the meaning assigned to such term in Section 2.09.

“Registrar” means a Person engaged to maintain the Register.

“Regular Record Date” for the interest payable on any Interest Payment Date means the February 1 or August 1 (whether or not a Business Day) next preceding such Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form of Exhibit E hereto.

“Related Secured Obligations” means, as applied to any Person, any direct or indirect Obligations of such Person permitted to be secured by a Lien under a Credit Facility in respect of any treasury, depository and cash management services, netting service and automated clearing house transfers of funds services, including obligations for the payment of fees, interest, charges, expenses, attorneys’ fees and disbursements in connection therewith.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs similar functions or any other officer to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and, in each case, who shall have direct responsibility for the administration of this Indenture.

“Restricted Legend” means the legend set forth in Exhibit C.

“Restricted Payment” has the meaning assigned to such term in Section 4.07.

“Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit F hereto or (ii) a written certification addressed to the Company and the Trustee to the effect that the Person making such certification (x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw Hill Financial, Inc., and its successors.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Secured Net Leverage Ratio” means, as of any date, the ratio, determined on a pro forma basis, of (a) all Consolidated Total Net Debt that is secured by a Lien to (b) EBITDA for the four fiscal quarters ending on or most recently prior to such date for which internal financial statements are available. The Senior Secured Net Leverage Ratio shall be calculated in a manner consistent with the definition of “Fixed Charge Coverage Ratio.”

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Stated Maturity” means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.

“Subordinated Debt” means any Debt of the Company or any Guarantor which is subordinated in right of payment to the Notes or the Note Guarantee, as applicable, pursuant to a written agreement to that effect.

“Subsidiary” means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.

“Total Assets” means the total consolidated assets of the Company and the Restricted Subsidiaries, as shown on the balance sheet of the Company for the most recently completed fiscal quarter for which financial statements have been provided (or if not timely provided, required to be provided) pursuant to this Indenture, with such pro forma adjustments for transactions consummated on or prior to or simultaneously with the date of the calculation as are consistent with the pro forma adjustment provisions set forth in the definition of “pro forma basis.”

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to August 15, 2021; provided that if the period from the redemption date to August 15, 2021, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as in effect on the Issue Date.

“Trustee” means the party named as such in the first paragraph of this Indenture or any successor trustee under this Indenture pursuant to Article 7.

“U.S. Global Note” means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.

“U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

“U.S. Legal Tender” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

“Unrestricted Subsidiary” means any Subsidiary of the Company that at the time of determination has previously been designated, and continues to be, an Unrestricted Subsidiary in accordance with Section 4.17.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Restricted Subsidiary, a Restricted Subsidiary all of the outstanding Common Stock of which (other than any director’s qualifying shares) is owned by the Company and one or more Wholly Owned Restricted Subsidiaries (or a combination thereof).

Section 1.02. Rules of Construction

Unless the context otherwise requires or except as otherwise expressly provided,

(1) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(2) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Section, Article or other subdivision;

(3) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated;

(4) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations);

(5) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Company may classify such transaction as it, in its sole discretion, determines;

(6) “or” is not exclusive;

(7) words in the singular include the plural, and in the plural include the singular; and

(8) “including” means including without limitation.

Section 1.03. Concerning the Trust Indenture Act

Except with respect to specific provisions of the TIA expressly referenced in the provisions of this Indenture, the Trust Indenture Act shall not be applicable to, and shall not govern, this Indenture and the Notes.

ARTICLE 2

THE NOTES

Section 2.01. Form, Dating and Denominations; Legends

(a) The Notes and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Notes annexed as Exhibit A constitute, and are hereby expressly made, a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rules of national securities exchanges, agreements to which the Company or any Guarantor are subject, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note will be dated the date of its authentication. The Notes will be issuable in minimum denominations of $2,000 in principal amount and any multiple of $1,000 in excess thereof.

(b) (1) Except as otherwise provided in paragraph (c) of this Section 2.01, Section 2.09(b)(4) or Section 2.10(b)(2), (b)(3), or (c), each Initial Note or Additional Note will bear the Restricted Legend.

(2) Each Global Note, whether or not an Initial Note or Additional Note, will bear the DTC Legend.

(3) Initial Notes and Additional Notes will be issued, subject to Section 2.09(b), in the form of one or more Global Notes.

(c) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, the Company may instruct the Trustee (by providing an Officers’ Certificate which includes such direction and an authentication order which complies with Section 2.02(c)) to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

(d) By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with this Indenture and such legend.

(e) Except as set forth in Section 2.09(b)(4), owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Certified Notes.

Section 2.02. Execution and Authentication; Exchange Notes; Additional Notes

(a) An Officer shall execute the Notes for the Company by facsimile or manual signature in the name and on behalf of the Company. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.

(b) A Note will not be valid until the Trustee manually signs the certificate of authentication on the Note, with the signature conclusive evidence that the Note has been authenticated under this Indenture.

(c) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication. The Trustee will authenticate and deliver:

(i) Initial Notes for original issue in the aggregate principal amount not to exceed $400,000,000, and

(ii) Additional Notes from time to time for original issue in aggregate principal amounts specified by the Company;

provided that (A) with respect to any Notes, prior to authenticating such Notes, the Company shall provide to the Trustee an authentication order specifying:

(A) the amount of Notes to be authenticated and the date on which the Notes are to be authenticated,

(B) whether the Notes are to be Initial Notes or Additional Notes,

(C) in the case of Additional Notes, that the issuance of such Additional Notes does not contravene Section 4.06,

(D) whether the Notes are to be issued as one or more Global Notes or Certificated Notes and delivery instructions for such Notes, and

(E) other information the Company may determine to include or the Trustee may request; and

(B) the Company will not be permitted to issue Additional Notes if, at the time of such issuance, the Company is not in compliance with Article 4 and Article 5.

(d) The Initial Notes and any such Additional Notes shall be treated as a single class for all purposes under this Indenture and will vote together as one class on all matters with respect to the Notes; provided that if the Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, the Additional Notes will have a separate CUSIP number.

Section 2.03. Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust

(a) The Company may appoint one or more Registrars and one or more Paying Agents, and the Trustee may appoint an Authenticating Agent, in which case each reference in this Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent will be deemed to be references to the Agent. The Company or any Affiliate may act as Registrar or (except for purposes of Article 8) Paying Agent. In each case, the Company and the Trustee will enter into an appropriate agreement with the Agent implementing the provisions of this Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights. The Company initially appoints the Trustee as Registrar and Paying Agent.

(b) The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes and will promptly notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee.

Section 2.04. Replacement Notes

If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken and furnishes to the Trustee evidence reasonably satisfactory to the Trustee of the ownership of such Note and of such loss, destruction or theft, the Company will issue and, upon receipt of an authentication order complying with Section 2.02(c), the Trustee will authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. Every replacement Note is an additional obligation of the Company and entitled to the benefits of this Indenture. If required by the Trustee or the Company, an indemnity must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company and the Trustee from any loss they may suffer if a Note is replaced. The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note. In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay the Note instead of issuing a replacement Note.

Section 2.05. Outstanding Notes

(a) Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for

(1) Notes cancelled by the Trustee or delivered to it for cancellation;

(2) any Note which has been replaced pursuant to Section 2.04 unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser; and

(3) on or after the maturity date or any redemption date or date for purchase of the Notes pursuant to an Offer to Purchase, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Company or an Affiliate of the Company) holds money sufficient to pay all amounts then due.

(b) A Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note, provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any Affiliate of the Company will be disregarded and deemed not to be outstanding (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which a Responsible Officer of the Trustee knows to be so owned will be so disregarded). Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company.

(c) If a Note is replaced pursuant to Section 2.04 (other than a mutilated Note surrendered for replacement), it shall cease to be outstanding unless a Responsible Officer of the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note shall cease to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.04.

(d) If the principal amount of any Note is considered paid under Section 4.01, it shall cease to be outstanding and interest shall cease to accrue. If on a Redemption Date or the Maturity Date the Trustee or Paying Agent (other than the Company or an Affiliate thereof) holds U.S. Legal Tender or Government Securities sufficient to pay all of the principal and interest due on the Notes payable on that date, then on and after that date such Notes shall cease to be outstanding and interest on them shall cease to accrue.

Section 2.06. Temporary Notes

In the event that definitive Notes are to be issued under the terms of this Indenture, until definitive Notes are ready for delivery, the Company may prepare and the Trustee will authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Notes, as evidenced by the execution of the temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for the purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any temporary Notes, the Company will execute and the Trustee, upon receipt of an authentication order that complies with Section 2.02(c), will authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes will be entitled to the same benefits under this Indenture as definitive Notes.

Section 2.07. Cancellation

The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder, and which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. Any Registrar or the Paying Agent will forward to the Trustee any Notes surrendered to it for transfer, exchange or payment. The Trustee will cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures or the written instructions of the Company. Certification of the destruction of all cancelled Notes shall upon the written request of the Company be delivered to the Company. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

Section 2.08. CUSIP

The Company in issuing the Notes may use “CUSIP” numbers, and the Trustee may use CUSIP numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or Offer to Purchase. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

Section 2.09. Registration, Transfer and Exchange

(a) The Notes will be issued in registered form only, without coupons, and the Company shall cause the Trustee to maintain a register (the “Register”) of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.

(b) (1) Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

(2) Each Global Note will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except as set forth in Section 2.09(b)(4).

(3) Agent Members will have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under this Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(4) If (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Company within 90 days of the notice, or (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Note will be deemed canceled. If such Global Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend. If such Global Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend.

(c) Each Certificated Note will be registered in the name of the holder thereof or its nominee.

(d) A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the Register maintained by the Trustee for the purpose; provided that

(x) no transfer or exchange will be effective until it is registered in such Register and

(y) the Trustee will not be required (i) to issue, register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or purchased pursuant to an Offer to Purchase, (ii) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the date of redemption or purchase. Prior to the registration of any transfer, the Company, the Trustee and their agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue) and will not be affected by notice to the contrary.

From time to time the Company will execute and the Trustee, upon receipt of an authentication order that complies with Section 2.02(c), will authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

No service charge will be imposed in connection with any transfer or exchange of any Note, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(4)).

(e) (1) Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record on the schedule of exchange of notes attached to such Global Note a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record on the schedule of exchange of notes attached to such Global Note a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(2) Global Note to Certificated Note. If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee will (x) record on the schedule of exchange of notes attached to such Global Note a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

(3) Certificated Note to Global Note. If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Certificated Note, (y) record on the schedule of exchange of notes attached to such Global Note an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

(4) Certificated Note to Certificated Note. If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

Section 2.10. Restrictions on Transfer and Exchange

(a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section and Section 2.09 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(b) Subject to paragraph (c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

A	B	C
U.S. Global Note	U.S. Global Note	(1)
U.S. Global Note	Offshore Global Note	(2)
U.S. Global Note	Certificated Note	(3)
Offshore Global Note	U.S. Global Note	(4)
Offshore Global Note	Offshore Global Note	(1)
Offshore Global Note	Certificated Note	(5)
Certificated Note	U.S. Global Note	(4)
Certificated Note	Offshore Global Note	(2)
Certificated Note	Certificated Note	(3)

(1) No certification is required.

(2) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.

(3) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate or (y) a duly completed Regulation S Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Trustee or (ii) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(4) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate.

(5) No certification is required and the Trustee will deliver a Certificated Note that does not bear the Restricted Legend; provided that in no event shall an Offshore Global Note be exchanged for a Certificated Note prior to (x) the expiration of the Restricted Period and (y) the receipt of a Regulation S Certificate.

(c) No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein) after such Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision); provided that the Company has provided the Trustee with an Officer’s Certificate to that effect, and the Company may require from any Person requesting a transfer or exchange in reliance upon this clause (1) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate; or

Any Certificated Note delivered in reliance upon this paragraph will not bear the Restricted Legend.

(d) The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.

ARTICLE 3

REDEMPTION; OFFER TO PURCHASE

Section 3.01. Optional RedemptionAt any time and from time to time on or after August 15, 2021, upon not less than 30 nor more than 60 days’ notice, the Company may redeem the Notes, in whole or in part, at a redemption price equal to the percentage of the principal amount of the Notes redeemed set forth below plus accrued and unpaid interest, if any, to, but not including, the redemption date.

12-month period commencing August 15 in Year	Percentage of Principal Amount
2021	104.313%
2022	102.875%
2023	101.438%
2024 and thereafter	100.000%

At any time and from time to time prior to August 15, 2021, upon not less than 30 nor more than 60 days’ notice, the Company may redeem the Notes, in whole or in part, at a redemption price of 100% of the principal amount of the Notes redeemed plus the Applicable Premium, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

Section 3.02. Redemption with Proceeds of Equity Offering

At any time and from time to time prior to August 15, 2021, upon not less than 30 nor more than 60 days’ notice, the Company may redeem Notes with the net cash proceeds received by the Company from one or more Equity Offerings at a redemption price equal to 105.750% of the principal amount of the Notes plus accrued and unpaid interest to, but not including, the redemption date, in an aggregate principal amount for all such redemptions not to exceed 35% of the original aggregate principal amount of the Notes offered (including Additional Notes), provided that:

(1) in each case the redemption takes place not later than 120 days after the closing of the related Equity Offering, and

(2) not less than 65% of the initial principal amount of the Notes (including any Additional Notes) remains outstanding immediately thereafter.

Section 3.03. Method and Effect of Redemption

(a) If the Company elects to redeem Notes, it must notify the Trustee of the redemption date and the principal amount of Notes to be redeemed by delivering an Officers’ Certificate at least 45 days before the redemption date (unless a shorter period is satisfactory to the Trustee in the sole discretion of the Trustee). If fewer than all of the Notes are being redeemed, the Trustee (or Registrar if other than the Trustee) will select the Notes to be redeemed pro rata, by lot or by any other method required by the Depositary, in denominations of $1,000 principal amount and multiples thereof. The Trustee will notify the Company promptly of the Notes or portions of Notes to be called for redemption. Notice of redemption must be sent by the Company or at the Company’s request, by the Trustee in the name and at the expense of the Company, to Holders whose Notes are to be redeemed at least 30 days but not more than 60 days before the redemption date.

(b) The notice of redemption will identify the Notes to be redeemed and will include or state the following:

(1) the redemption date;

(2) the redemption price, including the portion thereof representing any accrued interest;

(3) the place or places where Notes are to be surrendered for redemption;

(4) Notes called for redemption must be so surrendered in order to collect the redemption price;

(5) on the redemption date the redemption price will become due and payable on Notes called for redemption, and interest on Notes called for redemption will cease to accrue on and after the redemption date;

(6) if any Note is redeemed in part, on and after the redemption date, upon surrender of such Note, new Notes equal in principal amount to the unredeemed portion will be issued; and

(7) if any Note contains a CUSIP number, no representation is being made as to the correctness of the CUSIP number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes.

(c) Once notice of redemption is sent to the Holders, Notes called for redemption become due and payable at the redemption price on the redemption date, and upon surrender of the Notes called for redemption, the Company shall redeem such Notes at the redemption price. Commencing on the redemption date, Notes redeemed will cease to accrue interest. Any notice of redemption may, at the Company’s discretion, be subject to one or more conditions precedent relating to consummation of any related Equity Offering, securities offering or other financing transaction the proceeds of which will be used to redeem the Notes. The Company may provide in such notice that payment of the redemption price and the performance of the Company’s obligations with respect to such redemption may be performed by another Person; provided that the Company shall not be released from its obligations thereby. Upon surrender of any Note redeemed in part, the Holder will receive a new Note equal in principal amount equal to the unredeemed portion of the surrendered Note.

Section 3.04. Offer to Purchase

(a) An “Offer to Purchase” means an offer by the Company to purchase Notes as required by this Indenture. An Offer to Purchase must be made by written offer (the “offer”) sent to the Holders. The Company will notify the Trustee at least 15 days (or such shorter period as is acceptable to the Trustee in the sole discretion of the Trustee) prior to sending the offer to Holders of its obligation to make an Offer to Purchase, and the offer will be sent by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

(b) The offer must include or state the following as to the terms of the Offer to Purchase:

(1) the provision of this Indenture pursuant to which the Offer to Purchase is being made;

(2) the principal amount of the outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to this Indenture) (the “purchase amount”);

(3) the purchase price, including the portion thereof representing accrued interest;

(4) an expiration date (the “expiration date”) not less than 30 days or more than 60 days after the date of the offer, and a settlement date for purchase (the “purchase date”) not more than five Business Days after the expiration date;

(5) information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable the Holders to make an informed decision with respect to the Offer to Purchase, at a minimum to include

(i) the most recent annual and quarterly financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the Company, and

(ii) a description of material developments in the Company’s business subsequent to the date of the latest of the financial statements (including a description of the events requiring the Company to make the Offer to Purchase);

(6) a Holder may tender all or any portion of its Notes, subject to the requirement that any portion of a Note tendered must be in a multiple of $1,000 principal amount at maturity;

(7) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

(8) each Holder electing to tender a Note pursuant to the offer will be required to surrender such Note at the place or places specified in the offer prior to the close of business on the expiration date (such Note being, if the Company or the Trustee so requires, duly endorsed or accompanied by a duly executed written instrument of transfer);

(9) interest on any Note not tendered, or tendered but not purchased by the Company pursuant to the Offer to Purchase, will continue to accrue;

(10) on the purchase date the purchase price will become due and payable on each Note accepted for purchase pursuant to the Offer to Purchase, and interest on Notes purchased will cease to accrue on, but not including, and after the purchase date;

(11) Holders are entitled to withdraw Notes tendered by giving notice, which must be received by the Company or the Trustee not later than the close of business on the expiration date, setting forth the name of the Holder, the principal amount of the tendered Notes, the certificate number of the tendered Notes and a statement that the Holder is withdrawing all or a portion of the tender;

(12) (i) if Notes in an aggregate principal amount less than or equal to the purchase amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company will purchase all such Notes, and (ii) if the Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Company will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Notes in multiples of $1,000 principal amount will be purchased;

(13) if any Note is purchased in part, new Notes equal in principal amount to the unpurchased portion of the Note will be issued; and

(14) if any Note contains a CUSIP number, no representation is being made as to the correctness of the CUSIP number either as printed on the Notes or as contained in the offer and that the Holder should rely only on the other identification numbers printed on the Notes.

(c) Prior to the purchase date, the Company will accept tendered Notes for purchase as required by the Offer to Purchase and deliver to the Trustee all Notes so accepted together with an Officers’ Certificate specifying which Notes have been accepted for purchase. On the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date. The Trustee will promptly return to Holders any Notes not accepted for purchase and send to Holders new Notes equal in principal amount to any unpurchased portion of any Notes accepted for purchase in part.

(d) The Company will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.

ARTICLE 4

COVENANTS

Section 4.01. Payment of Notes

(a) The Company agrees to pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. Not later than 10:00 A.M. (New York City time) on the due date of any principal of or interest on any Notes, or any redemption or purchase price of the Notes, the Company will deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay such amounts, provided that if the Company or any Affiliate of the Company is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in this Indenture. In each case the Company will promptly notify the Trustee of its compliance with this paragraph.

(b) An installment of principal or interest will be considered paid on the date due if the Trustee (or Paying Agent, other than the Company or any Affiliate of the Company) holds on that date and prior to the time specified in Section 4.01(a) money designated for and sufficient to pay the installment. If the Company or any Affiliate of the Company acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

(c) The Company agrees to pay interest on overdue principal, and, to the extent lawful, overdue installments of interest at 1.0% per annum higher than the rate per annum borne by the Notes.

(d) Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Notes. With respect to Certificated Notes, the Company will make all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each Holder’s registered address.

Section 4.02. Maintenance of Office or Agency

The Company will maintain an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company hereby initially designates the Corporate Trust Office, as such office of the Company for such purposes; provided, however, that except as otherwise required by applicable law or a court, no service of legal process may be made on the Company or any Guarantor at such office of, or any other office of, the Trustee. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03. Existence

The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with their respective organizational documents, and the material rights, licenses and franchises of the Company and each Restricted Subsidiary, provided that the Company is not required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if (i) the Company shall determine that the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole, (ii) the absence of such maintenance or preservation would not reasonably be expected to have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries taken as a whole or (iii) the Board of Directors of the Company determines in its sole discretion that such maintenance or preservation is not necessary for any reason; and provided further that this Section does not prohibit any transaction otherwise permitted by Section 4.13 or Article 5.

Section 4.04. Payment of Taxes and Other Claims

The Company will pay or discharge, and cause each of its Restricted Subsidiaries to pay or discharge before the same become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or its income or profits or property, and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any Restricted Subsidiary, other than any such tax, assessment, charge or claim of which the amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings or where the failure to effect such payment or discharge is not adverse in any material respect to the Holders.

Section 4.05. Maintenance of Properties

The Company will cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order as in the judgment of the Company may be necessary so that the business of the Company and its Restricted Subsidiaries may be properly conducted at all times; provided that nothing in this Section prevents the Company or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole and otherwise in accordance with this Indenture.

Section 4.06. Limitation on Debt and Disqualified or Preferred Stock

(a) The Company

(1) will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt; and

(2) will not, and will not permit any Restricted Subsidiary to, Incur any Disqualified Equity Interests, and will not permit any of its Restricted Subsidiaries to Incur any Preferred Stock (other than Disqualified Equity Interests or Preferred Stock of Restricted Subsidiaries that is either (a) held by the Company or a Wholly Owned Restricted Subsidiary, so long as it is so held or (b) Preferred Stock (other than Disqualified Equity Interests) Incurred by a Restricted Subsidiary that is a Guarantor);

provided that the Company or any Restricted Subsidiary may Incur Debt, Disqualified Equity Interests and Preferred Stock if, on the date of the Incurrence, after giving effect to the Incurrence and the receipt and application of the proceeds therefrom, the Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries on a consolidated basis is not less than 2.0 to 1.0; provided, further, that Restricted Subsidiaries that are not Guarantors may not Incur Debt, Disqualified Equity Interests or Preferred Stock if, after giving pro forma effect to such Incurrence (including a pro forma application of the net proceeds therefrom), more than, together with any Debt or Disqualified Equity Interests or Preferred Stock of Restricted Subsidiaries that are not Guarantors Incurred pursuant to clause (b)(17) below, an aggregate of the greater $75,000,000 and 4.0% of Total Assets in principal amount and liquidation preference of Debt or Disqualified Equity Interests or Preferred Stock of Restricted Subsidiaries that are not Guarantors would be outstanding pursuant to this paragraph (together with Permitted Refinancing Debt in respect thereof).

(b) Notwithstanding the foregoing, the Company and, to the extent provided below, any Restricted Subsidiary may Incur the following (“Permitted Debt”):

(1) Debt and letters of credit (and reimbursement obligations with respect thereto) of the Company or a Guarantor pursuant to Credit Facilities; provided that the aggregate principal amount at any time outstanding does not exceed the greater of (a) $1,215,000,000 and (b) an amount, at the time of incurrence and after giving pro forma effect thereto (including a pro forma application of the receipt and application of the proceeds therefrom), so that the Senior Secured Net Leverage Ratio of the Company and the Guarantors on a consolidated basis would be no greater than 3.50 to 1.00, in each case, with letters of credit being deemed to have a principal amount equal to the face amount thereof, less any amount of such Debt repaid or a corresponding commitment reduced to the extent required under Section 4.13 and, at the time of the incurrence, after giving effect thereto on a pro forma basis, the Senior Secured Net Leverage Ratio would be no greater than 3.50 to 1.00;

(2) Debt of the Company owing to any Restricted Subsidiary or Debt of any Restricted Subsidiary owing to the Company or any other Restricted Subsidiary, in each case, so long as such Debt continues to be owed to the Company or a Restricted Subsidiary, as the case may be; provided that if the obligor is the Company or a Guarantor, such Debt is subordinated in right of payment to the Notes and the Note Guarantees, as applicable;

(3) Debt of the Company pursuant to the Notes (other than Additional Notes) and Debt of any Guarantor pursuant to a Note Guarantee (including a Note Guarantee with respect to additional Notes otherwise Incurred in accordance with the terms of this Indenture);

(4) Debt (“Permitted Refinancing Debt”) constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, refinance or refund, including by way of defeasance or discharge (all of the above, for purposes of this clause, “refinance”), then outstanding Debt that was Incurred in compliance with this Indenture in an amount not to exceed the principal amount of the Debt so refinanced, plus premiums, fees and expenses; provided that:

(A) in case the Debt to be refinanced is subordinated in right of payment to the Notes or the Note Guarantees, as applicable, such Permitted Refinancing Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made subordinate in right of payment to the Notes or the Note Guarantees, as applicable, at least to the extent that the Debt to be refinanced is subordinated to the Notes or the Note Guarantees, as applicable;

(B) such Permitted Refinancing Debt does not have a Stated Maturity prior to the Stated Maturity of the Debt to be refinanced, and the Average Life of such Permitted Refinancing Debt is at least equal to the remaining Average Life of the Debt to be refinanced;

(C) in no event shall such Permitted Refinancing Debt include (i) Debt of a Subsidiary of the Company that is not a Guarantor that refinances Debt of the Company or a Guarantor or (ii) Debt of the Company or a Restricted Subsidiary that refinances Debt of an Unrestricted Subsidiary; and

(D) Permitted Debt Incurred pursuant to Section 4.06(b)(1), (5), (12) and (13) may not be refinanced pursuant to this Section 4.06(b)(4) and Debt Incurred pursuant to Section 4.06(b)(8) may be refinanced pursuant to this clause only to the extent provided therein.

(5) Hedging Agreements of the Company or any Restricted Subsidiary entered into in the ordinary course of business for the purpose of limiting risks associated with the business of the Company and its Restricted Subsidiaries and not for speculation;

(6) Acquired Debt and Debt incurred to finance an acquisition, merger, consolidation or amalgamation; provided that after giving effect to the Incurrence thereof, either (x) the Company could Incur at least $1.00 of Fixed Charge Coverage Ratio Debt or (y) the Fixed Charge Coverage Ratio is not worse than the Fixed Charge Coverage Ratio immediately prior to the merger or acquisition resulting in the Incurrence of such Acquired Debt;

(7) Debt of the Company or any Restricted Subsidiary outstanding on the Issue Date, provided that all Debt outstanding under the Credit Facilities on the Issue Date will be treated as Incurred on the Issue Date under Section 4.06(b)(1);

(8) Debt of the Company or any Restricted Subsidiary represented by (i) Purchase Money Debt, mortgage financings or other obligations for the purpose of financing all or any part of the purchase price or cost of construction or improvement or (ii) Capital Leases, provided that the sum of the aggregate outstanding amount of Debt Incurred pursuant to this clause plus the aggregate outstanding amount of Permitted Refinancing Debt Incurred to refinance Debt originally Incurred pursuant to this clause shall at no time exceed the greater of (a) $75,000,000 and (b) 4.0% of Total Assets;

(9) Debt of the Company or any Restricted Subsidiary with respect to (a) workers’ compensation claims, self-insurance obligations, licenses or indemnification, adjustments of purchase prices or similar obligations incurred in connection with the acquisition or disposition of any business or assets, (b) letters of credit, performance bonds and bankers’ acceptances or similar instruments issued in the ordinary course of business, including letters of credit supporting performance, surety or appeal bonds and regulatory authorization and licenses and (c) or indemnification, adjustment of purchase price or similar obligations incurred in connection with the acquisition or disposition of any business or asset;

(10) Debt incurred by the Company or any Restricted Subsidiary representing deferred compensation to employees of the Company or a Restricted Subsidiary Incurred in the ordinary course of business or in connection with any acquisition permitted by this Indenture;

(11) Debt consisting of promissory notes issued by the Company or any Restricted Subsidiary to future, present or former directors, officers, members of management, employees or consultants of the Company or any of its Subsidiaries or their respective estates, heirs, family members, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Company permitted by Section 4.07;

(12) Debt in respect of any customary cash management, netting services, overdraft protections and otherwise in connection with deposit accounts;

(13) Guarantees Incurred in the ordinary course of business regarding the obligations of suppliers, customers, franchisees and licensees of the Company and its Restricted Subsidiaries;

(14) unsecured Debt representing insurance premiums owing in the ordinary course of business;

(15) Debt of (i) the Company or any Guarantor consisting of Guarantees of Debt of the Company or any Guarantor or (ii) any Non-Guarantor Restricted Subsidiary consisting of Guarantees of Debt of another Non-Guarantor Restricted Subsidiary, in each case Incurred under as permitted by the terms of this Indenture;

(16) Debt of Foreign Subsidiaries of the Company at any time outstanding not to exceed $50,000,000; and

(17) Debt of the Company or any Restricted Subsidiary Incurred on or after the Issue Date not otherwise permitted in an aggregate principal amount at any time outstanding not to exceed the greater of (a) $100,000,000 and (b) 5.5% of Total Assets; provided that, after giving pro forma effect to such

Incurrence (including a pro forma application of the net proceeds therefrom), in the case of any Restricted Subsidiary that is not a Guarantor, the aggregate principal amount of such Debt at any time outstanding pursuant to this Section 4.06(b)(17), together with any Debt or Disqualified Equity Interests or Preferred Stock of Restricted Subsidiaries that are not Guarantors Incurred pursuant to the second proviso to Section 4.06(a), shall not exceed the greater of $75,000,000 and 4.0% of Total Assets.

For purposes of determining compliance with this Section 4.06, in the event that an item of proposed Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (b)(1) through (b)(17) above, or is entitled to be incurred pursuant to Section 4.06(a), the Company will be permitted, in its sole discretion, to classify such item of Debt on the date of its Incurrence, or later reclassify all or a portion of such item of Debt, in any manner that complies with this Section 4.06; provided that all Debt outstanding on the Issue Date under the Credit Facilities shall at all times be treated as Incurred pursuant to Section 4.06(b)(1). The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Debt in the form of additional Debt with the same terms, the reclassification of preferred stock as Debt due to a change in accounting principles, and the payment of dividends on Disqualified Equity Interests in the form of additional shares of the same class of Disqualified Equity Interests will not be deemed to be an incurrence of Debt or an issuance of Disqualified Equity Interests for purposes of this Section 4.06. Notwithstanding any other provision of this Section 4.06, the maximum amount of Debt that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.06 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Debt where the Debt to be incurred is denominated in a different currency, (1) the amount of such Debt shall be the U.S. Dollar Equivalent determined on the date of the incurrence of such Debt and (2) if such Debt is Incurred to refinance other Debt denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Debt does not exceed the principal amount of such Debt being refinanced plus premiums, fees and expenses.

Section 4.07. Limitation on Restricted Payments

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly (the payments and other actions described in the following clauses being collectively “Restricted Payments”):

(i) declare or pay any dividend or make any distribution on its Equity Interests (other than dividends or distributions paid in the Company’s Qualified Equity Interests and other than dividends or distributions paid to the Company or a Restricted Subsidiary) held by Persons other than the Company or any of its Restricted Subsidiaries;

(ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted Subsidiary held by Persons other than the Company or any of its Restricted Subsidiaries;

(iii) repay, redeem, repurchase, defease or otherwise acquire or retire for value, or make any payment on or with respect to, any Subordinated Debt except a payment of interest or principal within one year of Stated Maturity (other than intercompany Debt between the Company and any Guarantor); or

(iv) make any Investment other than a Permitted Investment;

unless, at the time of, and after giving effect to, the proposed Restricted Payment:

(1) no Default has occurred and is continuing,

(2) the Company could Incur at least $1.00 of Fixed Charge Coverage Ratio Debt, and

(3) the aggregate amount expended for all Restricted Payments made on or after the Issue Date would not, subject to paragraph (c), exceed the sum of:

(A) 50% of the aggregate amount of Consolidated Net Income (or, if Consolidated Net Income is a loss, minus 100% of the amount of the loss) accrued on a cumulative basis during the period, taken as one accounting period, beginning with the fiscal quarter ending on June 30, 2013, and ending on the last day of the Company’s most recently completed fiscal quarter for which financial statements have been provided (or if not timely provided, required to be provided) pursuant to this Indenture, plus

(B) the aggregate net cash proceeds received by the Company (other than from a Subsidiary) after the Issue Date from the issuance and sale of its Qualified Equity Interests (other than Excluded Contributions), plus

(C) without duplication, the amount by which Debt of the Company or its Restricted Subsidiaries incurred after the Issue Date is reduced on the Company’s balance sheet upon its conversion or exchange (other than by a Subsidiary of the Company) into or for Equity Interests (other than Disqualified Equity Interests) of the Company (less the amount of any cash, or the Fair Market Value of any other property distributed by the Company upon such conversion or exchange), plus

(D) an amount equal to the sum, for all Unrestricted Subsidiaries, of the following (without duplication):

(x) the cash return, after the Issue Date, on Investments in an Unrestricted Subsidiary made after the Issue Date pursuant to this Section 4.07(a) as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (to the extent not included in Consolidated Net Income), plus

(y) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the assets less liabilities of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary (to the extent not included in Consolidated Net Income), plus

(z) any dividends received by the Company or a Restricted Subsidiary of the Company after the Issue Date from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Company for such period, plus

(E) the cash return, after the Issue Date, on any other Investment made after the Issue Date pursuant to this Section 4.07(a), as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (to the extent not included in Consolidated Net Income), plus

(F) $50,000,000.

The amount expended in any Restricted Payment, if other than in cash, will be deemed to be the Fair Market Value of the relevant non-cash assets.

(b) The foregoing will not prohibit:

(1) the payment of any dividend, the making of any distribution or the redemption, purchase or repayment of any securities or loans within 60 days after the date of declaration thereof or the giving of notice by the Company of such redemption, purchase or repayment if at the date of declaration, such payment, distribution, redemption, repurchase or repayment would have complied with the provisions of this Indenture;

(2) dividends or distributions by a Restricted Subsidiary payable, on a pro rata basis or on a basis more favorable to the Company, to all holders of any class of Capital Stock of such Restricted Subsidiary a majority of which is held, directly or indirectly through Restricted Subsidiaries, by the Company;

(3) the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Debt or Disqualified Equity Interests of the Company or a Restricted Subsidiary with the proceeds of, or in exchange for, Permitted Refinancing Debt or other Disqualified Equity Interests, respectively;

(4) any Restricted Payment made in an amount not to exceed the amount of Excluded Contributions received since the Issue Date;

(5) the repayment, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Debt of the Company in exchange for, or out of the proceeds of, a substantially concurrent offering of, Qualified Equity Interests of the Company;

(6) any Investment made in exchange for, or out of the proceeds of, a substantially concurrent offering of Qualified Equity Interests of the Company;

(7) the purchase, redemption, defeasance or other acquisition or retirement for value of Equity Interests of the Company held by any future, present or former officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), upon death, disability, retirement, severance or termination of employment or pursuant to any management benefit plan or agreement under which the Equity Interests were issued; provided that the aggregate cash consideration paid therefor in any twelve-month period after the Issue Date does not exceed an aggregate amount of (i) $20,000,000 (with unused amounts in any twelve-month period being carried over to succeeding twelve-month periods subject to a maximum of $30,000,000 in any calendar year), plus (ii) the amount of any net cash proceeds received by or contributed to the Company from the issuance and sale after the Issue Date of Equity Interests of the Company to its officers, directors or employees that have not been applied to the payment of Restricted Payments pursuant to this Section 4.07(b)(7), plus (iii) the net cash proceeds of any “key-man” life insurance policies that have not been applied to the payment of Restricted Payments pursuant to this Section 4.07(b)(7);

(8) the declaration and payment of cash dividends on any Disqualified Equity Interests of the Company or a Restricted Subsidiary or Preferred Stock of a Restricted Subsidiary Incurred after the Issue Date in compliance with Section 4.06;

(9) the repurchase or other retirement of Qualified Equity Interests deemed to occur upon the exercise, vesting or award of stock options or warrants to the extent such Qualified Equity Interests represent a portion of the exercise price of those stock options or warrants, or the reduction in Equity Interests to account for payments in respect of withholding, income or similar taxes, paid by the Company or its Restricted Subsidiaries on behalf of such employees or other qualified recipients;

(10) the purchase by the Company of fractional shares arising out of stock dividends, splits or combinations or business combinations and in connection with the exercise of warrants, options or other securities convertible into, exchangeable or exercisable for Qualified Equity Interests of the Company;

(11) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Debt in accordance with provisions similar to Sections 4.12 and 4.13; provided that prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company has made the Offer to Purchase or Asset Sale, as applicable, as provided in such Section with respect to the Notes and has completed the repurchase or redemption of all Notes validly tendered for payment (after giving effect to any proration provisions in such Section) in connection with such Offer to Purchase or Asset Sale;

(12) the making of any Restricted Payments if, at the time of the making of such payments, and after giving effect thereto on a pro forma basis (including, without limitation, the Incurrence of any Debt to finance such payment), the Net Leverage Ratio would be no greater than 3.50 to 1.00; and

(13) other Restricted Payments not to exceed the greater of (a) $75,000,000 and (b) 4.0% of Total Assets in the aggregate;

provided that, in the case of Section 4.07(b)(8), no Default has occurred and is continuing or would occur as a result thereof.

(c) Proceeds of the issuance of Qualified Equity Interests will be included under Section 4.07(a)(3) only to the extent they are not applied as described in Section 4.07(b)(4), (5) or (6). Restricted Payments permitted pursuant to Section 4.07(b)(2) through (13) will not be included in making the calculations under Section 4.07(a)(3).

Section 4.08. Limitation on Liens

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien of any nature whatsoever on any of its properties or assets, whether owned at the Issue Date or thereafter acquired, other than Permitted Liens, without effectively providing that the Notes are secured equally and ratably with (or, if the obligation to be secured by the Lien is subordinated in right of payment to the Notes or any Note Guarantee, prior to) the obligations so secured for so long as such obligations are so secured.

Section 4.09. [Reserved]

Section 4.10. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

(a) Except as provided in paragraph (b), the Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on any Equity Interests of the Restricted Subsidiary owned by the Company or any other Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions paid on Common Stock shall not be deemed to be a restriction on the ability to make distributions on Capital Stock);

(2) make loans or advances to the Company or any other Restricted Subsidiary; or

(3) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

(b) The provisions of Section 4.10(a) do not apply to any encumbrances or restrictions

(1) in the Credit Agreement, this Indenture, the Notes, the Note Guarantees or any other agreements in effect on the Issue Date;

(2) existing

(A) with respect to any Person, or to the property or assets of any Person, at the time the Person is acquired by the Company or any Restricted Subsidiary, or

(B) with respect to any Unrestricted Subsidiary at the time it is designated or is deemed to become a Restricted Subsidiary,

which encumbrances or restrictions are not applicable to any other Person or the property or assets of any other Person;

(3) (i) pursuant to customary provisions in agreements and documents relating to the ordinary course sales and transfer of the Company’s products and services, including in any leases, licenses, and other similar agreements entered into in the ordinary course of business; (ii) relating to contracts entered into in the ordinary course of business, not relating to any Debt, and that do not, individually or in the aggregate, detract from the value of property or assets of any Restricted Subsidiary in any manner material to any such Restricted Subsidiary; or (iii) on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(4) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

(5) pursuant to Purchase Money Debt or Capital Lease obligations permitted by this Indenture that impose encumbrances or restrictions on the property or assets so acquired;

(6) (i) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, the Restricted Subsidiary that is permitted by Section 4.13 pending the sale or other disposition; and (ii) limiting the disposition or distribution of assets or property in asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements, or customary provisions in partnership agreements, limited liability company organizational governance documents, and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company or similar Person;

(7) pursuant to customary provisions in joint venture agreements and other similar agreements, relating solely to the relevant joint venture or other similar arrangement;

(8) existing under or by reason of applicable law, rule, regulation, order, approval, license, permit or similar restriction or required by any regulatory or governmental authority;

(9) (i) that restrict the subletting, assignment or transfer of any property or asset or right and is contained in any lease, license or other contract entered into in the ordinary course of business or the assignment or transfer of any such lease, license or other contract, (ii) pursuant to provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any of its Restricted Subsidiaries entered into in the ordinary course of business or (iii) that relate to Permitted Liens that limit the right of the debtor to dispose of the assets subject to such Liens;

(10) arising under or in connection with any agreement or instrument relating to any Debt permitted to be Incurred after the Issue Date pursuant to Section 4.06; provided that the Company determines that such encumbrance or restriction will not materially affect the Company’s ability to pay principal or interest on the Notes;

(11) relating to Debt, Disqualified Equity Interests or Preferred Stock of Foreign Subsidiaries permitted to be Incurred or issued subsequent to the Issue Date pursuant to the provisions of Section 4.06 that impose restrictions solely on the Foreign Subsidiaries party thereto or their Subsidiaries;

(12) relating to any instrument governing Debt or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Debt or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; or

(13) imposed by any extensions, renewals, replacements, amendments, modifications, supplements or refinancings of the contracts, instruments or obligations referred to above in clauses (1) through (12); provided that such extensions, renewals, replacements, amendments, modifications, supplements or refinancings are not materially more restrictive, with respect to encumbrances or restrictions set forth in clause (a) above, taken as a whole, than such encumbrances and restrictions prior to such extensions, renewals, replacements, amendments, modifications, supplements or refinancings.

Section 4.11. Guarantees by Restricted Subsidiaries

If any Domestic Restricted Subsidiary or Disregarded Foreign Entity guarantees any Debt under any Credit Facility after the Issue Date, the Restricted Subsidiary must provide a Note Guarantee within 30 days after the date on which the guarantee of any Debt under such Credit Facility was made. The Note Guarantees will be released as set forth under Section 10.09.

Section 4.12. Repurchase of Notes Upon a Change of Control

(a) Not later than 30 days following a Change of Control, the Company will make an Offer to Purchase all outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus accrued interest to, but not including, the date of purchase, subject to the rights of Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

(b) The Company will not be required to make an Offer to Purchase upon a Change of Control if (1) a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to an Offer to Purchase made by the Company and purchases all Notes properly tendered and not withdrawn under the Offer to Purchase, or (2) notice of redemption has been given pursuant to this Indenture as described under Section 3.01, unless and until there is a default in payment of the applicable redemption price. An Offer to Purchase may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Offer to Purchase.

(c) The provisions under this Indenture relating to the Company’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or amended as described in Article 9.

Section 4.13. Limitation on Asset Sales

The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless the following conditions are met:

(1) The Asset Sale is for Fair Market Value.

(2) At least 75% of the consideration consists of cash or Cash Equivalents received at closing. For purposes of this clause (2), each of the following shall be deemed to be cash or Cash Equivalents:

(i) the assumption by the purchaser of Debt or other obligations (other than Subordinated Debt) of the Company or a Restricted Subsidiary pursuant to a customary terms or a novation agreement,

(ii) instruments or securities (other than Cash Equivalents) received from the purchaser that are promptly, but in any event within 90 days of the closing, converted by the Company to cash, to the extent of the cash actually so received,

(iii) any stock or assets of the kind referred to in Section 4.13(3)(iii); and

(iv) any Designated Noncash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (iv) that is at that time outstanding, not to exceed the greater of (a) $50,000,000 and (b) 2.50% of Total Assets, with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value.

(3) Within 365 days after the receipt of the Net Cash Proceeds from an Asset Sale, an amount equal to the Net Cash Proceeds may be used

(i) to repay, prepay or purchase (A) secured Debt and other secured Obligations of the Company or a Guarantor or (B) Debt of a Restricted Subsidiary that is not a Guarantor, in each case, other than Disqualified Equity Interests, Debt of the Company or any Restricted Subsidiary that is contractually subordinated to the Notes or any Note Guarantee or any intercompany Debt between or among the Company and any of its Restricted Subsidiaries); and, if the Debt repaid is revolving credit Debt under a Credit Facility, to correspondingly reduce commitments with respect thereto,

(ii) to (a) reduce the Obligations under the Notes as provided under Section 3.01, (b) repurchase, acquire, redeem, defease, discharge or retire in any manner the Notes (provided that the purchase price is at least 100% of the principal amount (or, if issued with original issue discount, the accreted value) plus accrued interest) or (c) reduce Obligations under the Notes and any Obligations under any Debt ranking pari passu in right of payment with the Notes (“pari passu Debt”) by making an Offer to Purchase the notes and any pari passu Debt in the manner described in clause (4) below; or

(iii) to acquire all or substantially all of the assets of a Permitted Business, or a majority of the Voting Stock of another Person that thereupon becomes a Restricted Subsidiary engaged in a Permitted Business, or to make capital expenditures or otherwise acquire long-term assets that are to be used in a Permitted Business; provided that, in the case of this clause (3)(iii), a binding commitment shall be treated as a permitted application of an amount equal to the Net Cash Proceeds from the date of such commitment so long as the Company or such other Restricted Subsidiary enters into such commitment with the good faith expectation that an amount equal to such Net Cash Proceeds will be applied to satisfy such commitment within 180 days after the end of such 365-day period; provided, further, that in the event any such commitment is later cancelled or terminated for any reason before an amount equal to the Net Cash Proceeds are applied in connection therewith, then an amount equal to such Net Cash Proceeds may then be used as described in clause (3)(i) on or prior to the expiration of such 180-day period;

provided that pending the final application of an amount equal to any such Net Cash Proceeds in accordance with clause (i), (ii) or (iii) above, the Company and its Restricted Subsidiaries may temporarily reduce Debt or otherwise invest such Net Cash Proceeds in any manner not prohibited by this Indenture.

(4) An amount equal to the Net Cash Proceeds of the Asset Sale not applied pursuant to clause (3) within 365 days of the Asset Sale (or such longer period in the proviso to clause (ii) thereof) constitutes “Excess Proceeds.” Excess Proceeds of less than $50,000,000 will be carried forward and accumulated. When accumulated Excess Proceeds equals or exceeds $50,000,000, the Company must, within 30 days, make an Offer to Purchase to all Holders and all holders of other Debt that is pari passu with the Notes and is also unsecured containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu and unsecured Debt that may be purchased out of the Excess Proceeds in a principal amount equal to accumulated Excess Proceeds, on a pro rata basis, rounded down to the nearest $1,000.

In connection with any Offer to Purchase Notes under this Section, the purchase price for the Notes will be 100% of the principal amount thereof plus accrued interest to, but not including, the date of purchase. If the Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Company will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Notes in multiples of $1,000 principal amount will be purchased. Upon completion of the Offer to Purchase, Excess Proceeds will be reset at zero, and any Excess Proceeds remaining after consummation of the Offer to Purchase may be used for any purpose not otherwise prohibited by this Indenture.

Section 4.14. Limitation on Transactions with Affiliates

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction or arrangement including the purchase, sale, lease or exchange of property or assets, or the rendering of any service with any Affiliate of the Company or any Restricted Subsidiary involving aggregate payments of consideration in excess of $5,000,000 (a “Related Party Transaction”), except upon terms no less favorable to the Company or the Restricted Subsidiary, taken as a whole, than could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company.

(b) Any Related Party Transaction or series of Related Party Transactions must first be approved by (i) a responsible Officer of the Company, if their aggregate value is equal to or less than $30,000,000 or (ii) a majority of the Board of Directors who are disinterested in the subject matter of the transaction pursuant to a Board Resolution delivered to the Trustee, if their aggregate value is in excess of $30,000,000.

(c) The foregoing paragraphs do not apply to

(1) any transaction between the Company and any Restricted Subsidiary or between Restricted Subsidiaries of the Company;

(2) the payment of reasonable and customary fees to directors of the Company;

(3) transactions or payments pursuant to any employee, officer or director compensation or benefit plans, employment agreements, indemnification agreements or any similar arrangements entered into in the ordinary course of business or approved in good faith by the Board of Directors, and loans or advances to employees by the Company or any of its Restricted Subsidiaries in the ordinary course of business approved by the Board of Directors;

(4) any Restricted Payments of a type described under Section 4.07 if permitted by that Section or any Permitted Investment;

(5) transactions pursuant to any contract or agreement in effect on the date of this Indenture, as amended, modified or replaced from time to time so long as the amended, modified or new agreements, taken as a whole, are no less favorable to the Company and its Restricted Subsidiaries than those in effect on the date of this Indenture;

(6) (a) transactions with customers, clients, suppliers, or purchasers or sellers of products and services, in each case, in the ordinary course of business, that are fair to the Company and its Restricted Subsidiaries or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party as determined by the Board of Directors in good faith and (b) transactions in the ordinary course with (i) Unrestricted Subsidiaries or (ii) joint ventures in which the Company or a Subsidiary of the Company holds or acquires an ownership interest (whether by way of Capital Stock or otherwise) so long as the terms of any such transactions are no less favorable to the Company or Subsidiary participating in such joint ventures than they are to other joint venture partners;

(7) any transaction with an Affiliate where the only consideration paid is Equity Interests (other than Disqualified Equity Interests) of the Company;

(8) any transaction with any Person who is not an Affiliate immediately before the consummation of such transaction that becomes an Affiliate as a result of such transaction;

(9) any transaction with Persons solely in their capacity as holders of a minority of any class of Debt or Capital Stock of the Company or any of its Restricted Subsidiaries, where such Persons are treated no more favorably than holders of such class of Debt or Capital Stock of the Company or such Restricted Subsidiary generally;

(10) any transaction in the ordinary course of business with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person; and

(11) any transaction in which the Company delivers to the Trustee a favorable written opinion from an accounting, appraisal or investment banking firm of national standing as to the fairness of the transaction to the Company and its Restricted Subsidiaries from a financial point of view.

Section 4.15. Line of Business.

The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than a Permitted Business, except to an extent that so doing would not be material to the Company and its Restricted Subsidiaries, taken as a whole.

Section 4.16. [Reserved]

Section 4.17. Designation of Restricted and Unrestricted Subsidiaries

(a) The Board of Directors may designate any Subsidiary, including a newly acquired or created Subsidiary, to be an Unrestricted Subsidiary if it meets the following qualifications and the designation would not cause a Default.

(1) Such Subsidiary does not have any direct or indirect obligation to subscribe for additional Equity Interest of the Company or any Restricted Subsidiary.

(2) The Company would be permitted to make an investment at the time of the designation in an amount equal to the aggregate Fair Market Value of all investments of the Company or its Restricted Subsidiaries in such Subsidiary.

(3) To the extent the Debt of the Subsidiary is not Non-Recourse Debt, any Guarantee or other credit support thereof by the Company or any Restricted Subsidiary is permitted under Sections 4.06 and 4.07.

(4) Except as permitted by Section 4.14, the Subsidiary is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are not less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company.

(5) Neither the Company nor any Restricted Subsidiary has any obligation to subscribe for additional Equity Interests of the Subsidiary or to maintain or preserve its financial condition or cause it to achieve specified levels of operating results except to the extent permitted by Sections 4.06 and 4.07.

Once so designated the Subsidiary will remain an Unrestricted Subsidiary, subject to paragraph (b).

(b) A Subsidiary previously designated an Unrestricted Subsidiary which fails to meet the qualifications set forth in paragraph (a) will be deemed to become at that time a Restricted Subsidiary, subject to the consequences set forth in paragraph (d).

(1) The Board of Directors may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if the designation would not cause a Default.

(c) Upon a Restricted Subsidiary becoming an Unrestricted Subsidiary,

(1) all existing Investments of the Company and the Restricted Subsidiaries therein (valued at the Company’s proportional share of the Fair Market Value of its assets less liabilities) will be deemed made at that time;

(2) all existing Capital Stock or Debt of the Company or a Restricted Subsidiary held by it will be deemed Incurred at that time, and all Liens on property of the Company or a Restricted Subsidiary held by it will be deemed Incurred at that time;

(3) all existing transactions between it and the Company or any Restricted Subsidiary will be deemed entered into at that time;

(4) it is released at that time from its Note Guarantee, if any; and

(5) it will cease to be subject to the provisions of this Indenture as a Restricted Subsidiary.

(d) Upon an Unrestricted Subsidiary becoming, or being deemed to become, a Restricted Subsidiary,

(1) all of its Debt and Disqualified or Preferred Stock will be deemed Incurred at that time for purposes of Section 4.06, but will not be considered the sale or issuance of Equity Interests for purposes of Section 4.13;

(2) Investments therein previously charged under Section 4.07 will be credited thereunder;

(3) it may be required to issue a Note Guarantee pursuant to Section 4.11; and

(4) it will thenceforward be subject to the provisions of this Indenture as a Restricted Subsidiary.

(e) Any designation by the Board of Directors of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary will be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to the designation and an Officer’s Certificate certifying that the designation complied with the foregoing provisions.

Section 4.18. Financial Reports

(a) The Company will deliver to the Trustee and the Holders within 30 days after the filing of the same with the Commission, quarterly and annual reports and the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission, to the extent permitted, and provide the Trustee and Holders (and, if not filed with the Commission via the EDGAR system, post such reports and information on its website) with such quarterly and annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. Notwithstanding the foregoing, the Company will be deemed to have furnished such reports referred to above to the Trustee and the Holders if the Company has filed such reports with the Commission via the EDGAR filing system, or any successor filing system of the Commission, and such reports are publicly available; it being understood that the Trustee shall have no obligation to monitor or confirm that such reports have been filed. In addition, so long as any of the Notes remain outstanding, the Company shall furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Delivery pursuant to this paragraph of such reports and information to the Trustee shall be for informational purposes only and the Trustee’s receipt of them shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein (including the Company’s compliance with any of its covenants hereunder, as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

Section 4.19. Reports to Trustee

(a) The Company will deliver to the Trustee:

(1) within 120 days after the end of each fiscal year an Officers’ Certificate stating that the Company has fulfilled its obligations hereunder or, if there has been a Default, specifying the Default and its nature and status; and

(2) as soon as possible and in any event within 30 days after the Company becomes aware or should reasonably become aware of the occurrence of a Default, an Officers’ Certificate setting forth the details of the Default, and the action which the Company proposes to take with respect thereto.

Section 4.20. Covenant Suspension

(a) If at any time after the Issue Date: (i) the Notes have Investment Grade Ratings from either Rating Agency and (ii) no Event of Default has occurred and is continuing under this Indenture at such time (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event,” the date on which a Covenant Suspension Event occurs being referred to as the “Suspension Date”), then until the end of the Suspension Period (as defined below) the Company and the Restricted Subsidiaries will not be subject to the following provisions of this Indenture:

(1) Section 4.06;

(2) Section 4.07;

(3) Section 4.10;

(4) Section 4.12;

(5) Section 4.13;

(6) Section 4.14;

(7) Section 4.15; and

(8) Section 5.01(a)(iii)(3)

(collectively, the “Suspended Covenants”). In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) both of the Rating Agencies withdraw their Investment Grade Ratings or downgrade the rating assigned to the Notes below an Investment Grade Rating, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events. The period of time between the Covenant Suspension Event and the Reversion Date is referred to herein as the “Suspension Period.” Notwithstanding that the Suspended Covenants may be reinstated on a Reversion Date, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period).

(b) On the Reversion Date, all Debt Incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified as having been Incurred or issued pursuant to Section 4.06(a) or one of the clauses set forth in Section 4.06(b) (to the extent such Debt or Disqualified Stock or Preferred Stock would be permitted to be Incurred or issued thereunder as of the Reversion Date and after giving effect to Debt Incurred or issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Debt, Disqualified Stock or Preferred Stock would not be so permitted to be Incurred or issued pursuant to Section 4.06, such Debt, Disqualified Stock or Preferred Stock will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under Section 4.06(b)(7). Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.07 will be made as though Section 4.07 had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under Section 4.07(a), and the items specified in Section 4.07(a)(3)(A) through (3)(D) will increase the amount available to be made under Section 4.07(a). No Default or Event of Default will be deemed to have occurred on the Reversion Date as a result of any actions taken by the Company or its Restricted Subsidiaries during the Suspension Period. For purposes of determining compliance with Section 4.13, on the Reversion Date, the Net Cash Proceeds from all Asset Sales not applied in accordance with the covenant will be deemed to be reset to zero.

(c) The Company, in an Officer’s Certificate, shall promptly provide notice to the Trustee of any Covenant Suspension Event and any Reversion Date. The Trustee shall have no obligation to (i) independently determine or verify if any Covenant Suspension Event or Reversion Date shall have occurred, (ii) make any determination regarding the impact of actions taken during any Suspension Period or the Company’s future compliance with any covenants, (iii) notify the Holders of any Covenant Suspension Event, Suspension Period or Reversion Date or (iv) monitor the ratings of the Notes.

ARTICLE 5

CONSOLIDATION, MERGER OR SALE OF ASSETS

Section 5.01. Consolidation, Merger or Sale of Assets by the Company; No Lease of All or Substantially All Assets

(a) The Company will not:

(i) consolidate with or merge with or into any Person;

(ii) sell, convey, transfer, or otherwise dispose of all or substantially all of its assets as an entirety or substantially an entirety, in one transaction or a series of related transactions, to any Person; or

(iii) permit any Person to merge with or into the Company,

unless:

(1) either (x) the Company is the continuing Person or (y) the resulting, surviving or transferee Person is a Person organized and validly existing under the laws of the United States of America or any jurisdiction thereof and expressly assumes by supplemental indenture all of the obligations of the Company under this Indenture and the Notes;

(2) immediately after giving effect to the transaction, no Default has occurred and is continuing;

(3) immediately after giving effect to the transaction on a pro forma basis, either (x) the Company or the resulting surviving or transferee Person could Incur at least $1.00 of Fixed Charge Coverage Ratio Debt or (y) the Fixed Charge Coverage Ratio of the Company or the resulting surviving or transferee Person is not worse than the Fixed Charge Coverage Ratio of the Company without giving effect to the transaction; and

(4) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and the supplemental indenture is authorized or permitted by this Indenture and an Opinion of Counsel stating that such supplemental indenture is the legal, valid and binding obligation of the Company or such surviving Person;

provided that clauses (2) and (3) do not apply (i) to the consolidation or merger of the Company with or into a Wholly Owned Restricted Subsidiary or the consolidation or merger of a Restricted Subsidiary with or into the Company or (ii) if, in the good faith determination of the Board of Directors, whose determination is evidenced by a Board Resolution, the sole purpose of the transaction is to change the jurisdiction of incorporation of the Company or a sale, assignment, transfer, conveyance or disposition of assets between or among the Company and any Guarantor.

(b) The Company shall not lease all or substantially all of its assets, whether in one transaction or a series of transactions, to one or more other Persons.

(c) Upon the consummation of any transaction effected in accordance with these provisions, if the Company is not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such successor Person had been named as the Company in this Indenture. Upon such substitution, unless the successor is one or more of the Company’s Subsidiaries, the Company will be released from its obligations under this Indenture and the Notes.

Section 5.02. Consolidation, Merger or Sale of Assets by a Guarantor

(a) No Guarantor may:

(i) consolidate with or merge with or into any Person;

(ii) sell, convey, transfer or dispose of, all or substantially all its assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to any Person; or

(iii) permit any Person to merge with or into the Guarantor,

unless:

(A) the other Person is the Company or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction; or

(B) (1) either (x) the Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes by supplemental indenture all of the obligations of the Guarantor under its Note Guarantee; and

(2) immediately after giving effect to the transaction, no Default has occurred and is continuing; or

(C) the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to the Company or a Restricted Subsidiary) otherwise permitted by this Indenture.

ARTICLE 6

DEFAULT AND REMEDIES

Section 6.01. Events of Default

An “Event of Default” occurs if:

(1) the Company defaults in the payment of the principal of any Note when the same becomes due and payable at maturity, upon acceleration or redemption, or otherwise (other than pursuant to an Offer to Purchase);

(2) the Company defaults in the payment of interest on any Note when the same becomes due and payable, and the default continues for a period of 30 days;

(3) the Company fails to make an Offer to Purchase and thereafter accept and pay for Notes tendered when and as required pursuant to Sections 4.12 or 4.13, or the Company or any Guarantor fails to comply with Article 5;

(4) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in this Indenture or under the Notes and the default or breach continues for a period of 60 consecutive days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes;

(5) there occurs with respect to any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt for money borrowed by the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary, or two or more Restricted Subsidiaries that taken together would constitute a Significant Subsidiary, having an outstanding principal amount of $50,000,000 or more in the aggregate for all such Debt of all such Persons (i) an event of default that results in such Debt being accelerated prior to its scheduled maturity or (ii) failure to make a principal payment when due and such defaulted payment is not made, waived or extended within the applicable grace period;

(6) one or more final judgments or orders for the payment of money are rendered against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary, or two or more Restricted Subsidiaries that taken together would constitute a Significant Subsidiary, and are not paid or discharged, and there is a period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $50,000,000 (net of amounts covered by insurance or pursuant to which the Company is indemnified to the extent that the third party under such agreement acknowledges its obligations thereunder) during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect;

(7) an involuntary case or other proceeding is commenced against the Company or any Restricted Subsidiary with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days; or an order for relief is entered against the Company or any Restricted Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

(8) the Company or any Restricted Subsidiary (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Restricted Subsidiary or for all or substantially all of the property and assets of the Company or any Restricted Subsidiary or (iii) effects any general assignment for the benefit of creditors (an event of default specified in clause (7) or (8), a “bankruptcy default”); or

(9) any Note Guarantee ceases to be in full force and effect, other than in accordance with the terms of this Indenture, or a Guarantor denies or disaffirms its obligations under its Note Guarantee.

Section 6.02. Acceleration

(a) If an Event of Default, other than a bankruptcy default with respect to the Company, occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if the notice is given by the Holders), may declare the principal of and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal and interest will become immediately due and payable. If a bankruptcy default occurs with respect to the Company, the principal of and accrued interest on the Notes then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b) The Holders of a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by the declaration of acceleration, have been cured or waived.

Section 6.03. Other Remedies

If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of the Notes in the proceeding.

Section 6.04. Waiver of Past Defaults

Except as otherwise provided in Sections 6.02, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes may, by notice to the Trustee, waive an existing Default and its consequences. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. Control by Majority

The Holders of a majority in aggregate principal amount of Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from the Holders of a majority in aggregate principal amount of Notes then outstanding.

Section 6.06. Limitation on Suits

A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture or the Notes, unless:

(1) the Holder has previously given to the Trustee written notice of a continuing Event of Default;

(2) Holders of at least 25% in aggregate principal amount of outstanding Notes have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under this Indenture;

(3) Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.

Section 6.07. Rights of Holders to Receive Payment

Notwithstanding anything to the contrary set forth in this Indenture, the right of a Holder of a Note to receive payment of principal of or interest on its Note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such dates, may not be impaired or affected without the consent of that Holder.

Section 6.08. Collection Suit by Trustee

If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent lawful, overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder.

Section 6.09. Trustee May File Proofs of Claim

The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company or any Guarantor or their respective creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder. Nothing in this Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities

If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First: to the Trustee and Agents for all amounts due hereunder;

Second: to Holders for amounts then due and unpaid for principal of and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest; and

Third: to the Company or as a court of competent jurisdiction may direct.

The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section.

Section 6.11. Restoration of Rights and Remedies

If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under this Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, any Guarantors, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, any Guarantors, the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 6.12. Undertaking for Costs

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by a Holder to enforce payment of principal of or interest on any Note on the respective due dates or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

Section 6.13. Rights and Remedies Cumulative

No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

Section 6.14. Delay or Omission Not Waiver

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.15. Waiver of Stay, Extension or Usury Laws

The Company and each Guarantor covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or the Guarantor from paying all or any portion of the principal of, or interest on, the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture. The Company and each Guarantor hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

THE TRUSTEE

Section 7.01. General

(a) Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.

(b) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee. In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

Section 7.02. Certain Rights of Trustee

(1) In the absence of bad faith on its part, the Trustee may rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

(2) Except as otherwise expressly provided for in this Indenture, before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel conforming to Section 11.03 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(3) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(4) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(5) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(6) The Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel with respect to legal matters related to this Indenture, the Notes and the Note Guarantees will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(7) No provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

Section 7.03. Individual Rights of Trustee

The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee; provided that if it acquires any conflicting interest it must either eliminate the conflict within 90 days, apply to the Commission for permission to continue (if any of the Notes are registered pursuant to the Securities Act) or resign. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311. For purposes of Trust Indenture Act Section 311(b)(4) and (6):

(a) “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b) “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 7.04. Trustee’s Disclaimer

The Trustee (i) makes no representation as to the validity or adequacy of this Indenture or the Notes, (ii) is not accountable for the Company’s use or application of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, (iii) is not responsible for the use or application of any money received by any Paying Agent other than the Trustee, and (iv) is not responsible for any statement or recital herein or in the Notes or in any document related to the sale of the Notes other than its certificate of authentication.

Section 7.05. Notice of Default

If any Default occurs and is continuing and is actually known to a Responsible Officer of the Trustee, the Trustee will send notice of the Default to each Holder within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee may withhold the notice if and so long as the Responsible Officer of the Trustee in good faith determines that withholding the notice is in the interest of the Holders. Notice to Holders under this Section will be given in the manner and to the extent provided in Trust Indenture Act Section 313(c).

Section 7.06. Reports by Trustee to Holders

Within 60 days after each February 15, beginning with February 15, 2019, the Trustee will mail to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such February 15, if required by Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the 12 months preceding the reporting duties, no report need be transmitted), and file such reports with each stock exchange, if any, upon which its Notes are listed and with the Commission as required by Trust Indenture Act Section 313(d).

Section 7.07. Compensation And Indemnity

(a) The Company will pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Company will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including the reasonable compensation and expenses of the Trustee’s agents and counsel.

(b) The Company will indemnify the Trustee (as such and in its individual capacity) and its officers, employees, agents and directors for, and hold them harmless against, any loss or liability or expense incurred by it without negligence or willful misconduct on its part arising out of or in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes and including costs and expenses incurred with respect to enforcement of its right to indemnity hereunder. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence.

(c) To secure the Company’s payment obligations in this Section, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on particular Notes.

Section 7.08. Replacement of Trustee

(a) (1) The Trustee may resign at any time by written notice to the Company.

(2) The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by written notice to the Trustee.

(3) If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(4) The Company may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

(b) If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the Company. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

(c) Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. Upon request of any successor Trustee, the Company will execute any and all instruments for fully vesting in and confirming to the successor Trustee all such rights, powers and duties. The Company will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

(d) Notwithstanding replacement of the Trustee or the satisfaction and discharge of the Notes, the Note Guarantees and this Indenture pursuant to this Section, the Company’s obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

(e) The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).

Section 7.09. Successor Trustee by Merger

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee if such successor corporation is eligible and qualified under Section 7.10 with the same effect as if the successor Trustee had been named as the Trustee in this Indenture.

Section 7.10. Eligibility

This Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

Section 7.11. Money Held in Trust

The Trustee will not be liable for interest on any money received by it except as it may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.

ARTICLE 8

DEFEASANCE AND DISCHARGE

Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance

The Company may at any time, at the option of the Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes and the Note Guarantees upon compliance with the conditions set forth below in this Article 8.

Section 8.02. Legal Defeasance

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and the Note Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Debt represented by the outstanding Notes and the Note Guarantees, which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.06 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2) the Company’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

(3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith; and

(4) this Article 8.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03. Covenant Defeasance

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.05 through 4.20 hereof and clause (3) of Section 5.01(a) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply with those covenants will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Events of Default described under Section 6.01 (other than a bankruptcy default and those described under Sections 6.01(1) and (2)) will no longer constitute Events of Default.

Section 8.04. Conditions to Legal or Covenant Defeasance

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to make each scheduled payment of the principal of, premium on, if any, and interest on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of Legal Defeasance, the Company must deliver to the Trustee an Opinion of Counsel, which such counsel shall be of recognized standing in respect of the U.S. federal income tax matters, stating that, subject to customary assumptions and exclusions, (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the beneficial owners of Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company must deliver to the Trustee an Opinion of Counsel, which such counsel shall be of recognized standing in respect of the U.S. federal income tax matters, stating that, subject to customary assumptions and exclusions, the beneficial owners of Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Event of Default has occurred and is continuing on the date of such deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Debt), and the granting of Liens to secure such borrowings);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Debt being defeased, discharged or replaced) to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound;

(6) the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(7) the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05. Satisfaction and Discharge

The Notes, Note Guarantees and this Indenture shall be discharged and shall cease to be of further effect, except those obligations referred to in the penultimate paragraph of this Section 8.05, if:

(a) either:

(i) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(ii) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the provision of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, U.S. Legal Tender, non-callable Government Securities or a combination of U.S. Legal Tender and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b) no Default has occurred and is continuing on the date of the deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument (other than this Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(c) the Company or any Guarantor has paid or caused to be paid all other sums payable by it under this Indenture;

(d) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be; and

(e) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with.

Subject to the next sentence and notwithstanding the foregoing paragraph, the Company’s and the Trustee’s obligations (as applicable) in Sections 2.03, 2.04, 2.05, 4.01, 4.02, 7.07, 8.07 and 8.08 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.05. After the Notes are no longer outstanding, the Company’s and the Trustee’s obligations (as applicable) in Sections 7.07, 8.07 and 8.08 shall survive.

After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company’s obligations under the Note, the Note Guarantees and this Indenture except for those surviving obligations specified above.

Section 8.06. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions

Subject to Section 8.07 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.06, the “Trustee”) pursuant to this Article 8 in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to this Article 8 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(2) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.07. Repayment to Company

Any money deposited with the Trustee or any Paying Agent in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.08. Reinstatement

If the Trustee or Paying Agent is unable to apply any U.S. dollars or U.S. Government Obligations in accordance with this Article 8, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture, the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with this Article 8, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

Section 8.09. Applicable Premium Deficit.

Upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption.

ARTICLE 9

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01. Amendments Without Consent of Holders

The Company and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any Noteholder

(1) to cure or reform any ambiguity, defect, mistake, manifest error, omission or inconsistency in this Indenture or the Notes;

(2) to comply with Article 5;

(3) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act;

(4) to evidence and provide for the acceptance of an appointment hereunder by a successor Trustee;

(5) to provide for any Guarantee of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by this Indenture or any applicable security documents;

(6) to provide for or confirm the issuance of Additional Notes;

(7) to conform the text of this Indenture, the Note Guarantees or Notes to any provision of the “Description of the Notes” contained in the offering memorandum relating to the Initial Notes to the extent that such provision in the “Description of the Notes” was intended (as evidenced by an Officer’s Certificate) to be a verbatim recitation of a provision of this Indenture, the Note Guarantees or the Notes;

(8) to make any other change that would provide any additional rights or benefits to the Holders or that does not materially and adversely affect the rights of any Holder;

(9) to provide for uncertificated notes in addition to or in place of Certificated Notes; or

(10) to add to the covenants of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company.

Section 9.02. Amendments With Consent of Holders

(a) Except as otherwise provided in Sections 6.02, 6.04 and 6.07 or paragraph (b), the Company and the Trustee may amend or supplement this Indenture and/or the Notes with the written consent of the Holders of a majority in principal amount of the outstanding Notes, and the Holders of a majority in principal amount of the outstanding Notes may waive future compliance by the Company with any provision of this Indenture or the Notes.

(b) Notwithstanding the provisions of paragraph (a), without the consent of each Holder affected, an amendment or waiver may not:

(1) reduce the principal amount of or change the Stated Maturity of any installment of principal of any Note;

(2) reduce the rate of or change the Stated Maturity of any interest payment on any Note;

(3) reduce the amount payable upon the redemption of any Note or change the time of any mandatory redemption or, in respect of an optional redemption, the times at which any Note may be redeemed or, once notice of redemption has been given, the time at which it must thereupon be redeemed (in each case, other than with respect to an Offer to Purchase made before an obligation to make an Offer to Purchase is triggered);

(4) after the time an Offer to Purchase is required to have been made, reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder;

(5) make any Note payable in money other than that stated in the Note;

(6) impair the right of any Holder to receive any principal payment or interest payment on such Holder’s Notes, on or after the Stated Maturity thereof, or to institute suit for the enforcement of any such payment;

(7) make any change in the percentage of the principal amount of the Notes required for amendments or waivers;

(8) modify or change any provision of this Indenture affecting the ranking of the Notes or any Note Guarantee in a manner adverse to the Holders;

(9) make any change in any Note Guarantee that would materially adversely affect the Noteholders; or

(10) release all or substantially all of the Guarantors from their obligations under the Note Guarantees, other than pursuant to the terms of this Indenture.

(c) It is not necessary for Noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

(d) An amendment, supplement or waiver under this Section will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes or an Officer’s Certificate certifying that such consents have been obtained. After an amendment, supplement or waiver under this Section becomes effective, the Company will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will send supplemental indentures to Holders upon request. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.03. Effect of Consent

(a) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.

(b) If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms. The Trustee may also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.

Section 9.04. Trustee’s Rights and Obligations

In connection with any amendment, supplement or waiver, the Trustee shall be entitled to receive and will be fully protected in relying upon (a) an Officer’s Certificate and an Opinion of Counsel, stating that all conditions precedent to such amendment, supplement, or waiver have been satisfied and that such amendment, supplement or waiver is authorized or permitted by this Indenture, and (b) an Opinion of Counsel stating that such amendment, supplement or waiver is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. If the Trustee has received such an Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture. Notwithstanding the foregoing, no Opinion of Counsel shall be required in connection with the addition of a Guarantor under this Indenture upon execution and delivery by such Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit B hereto, and delivery of an Officers’ Certificate.

Section 9.05. Payments for Consents

Neither the Company nor any of its Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and agreed to be paid to all Holders that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.

ARTICLE 10

GUARANTEES

Section 10.01. The Guarantees

Subject to the provisions of this Article, each Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally, the full and punctual payment (whether at Stated Maturity, upon redemption, purchase pursuant to an Offer to Purchase or acceleration, or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable under, each Note, and the full and punctual payment of all other amounts payable by the Company under this Indenture. Upon failure by the Company to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Indenture.

Section 10.02. Guarantee Unconditional

The obligations of each Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by

(1) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under this Indenture or any Note, by operation of law or otherwise;

(2) any modification or amendment of or supplement to this Indenture or any Note;

(3) any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in this Indenture or any Note;

(4) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Company, the Trustee or any other Person, whether in connection with this Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(5) any invalidity or unenforceability relating to or against the Company for any reason of this Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Note or any other amount payable by the Company under this Indenture; or

(6) any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder.

Section 10.03. Discharge; Reinstatement

Except as provided in Section 10.09, each Guarantor’s obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Company under this Indenture have been paid in full. If at any time any payment of the principal of, premium, if any, or interest on any Note or any other amount payable by the Company under this Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

Section 10.04. Waiver by the Guarantors

Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person.

Section 10.05. Subrogation and Contribution

Upon making any payment with respect to any obligation of the Company under this Article, the Guarantor making such payment will be subrogated to the rights of the payee against the Company with respect to such obligation, provided that the Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Company hereunder or under the Notes remains unpaid.

Section 10.06. Stay of Acceleration

If acceleration of the time for payment of any amount payable by the Company under this Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.

Section 10.07. Limitation on Amount of Guarantee

Notwithstanding anything to the contrary in this Article, each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. To effectuate that intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Note Guarantee are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.

Section 10.08. Execution and Delivery of Guarantee

The execution by each Guarantor of this Indenture (or a supplemental indenture in the form of Exhibit B) evidences the Note Guarantee of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Note Guarantee set forth in this Indenture on behalf of each Guarantor.

Section 10.09. Release of Guarantee

The Note Guarantee of a Guarantor will terminate and be released upon:

(1) a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets or Capital Stock of the Guarantor (other than to the Company or a Restricted Subsidiary) otherwise permitted by this Indenture;

(2) the designation in accordance with this Indenture of the Guarantor as an Unrestricted Subsidiary;

(3) defeasance or discharge of the Notes, as provided in Article 8;

(4) upon the prior consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding; or

(5) at any time that such Guarantor is released from all of its obligations (other than contingent indemnification obligations that may survive such release) under all of its Guarantees of all Debt of the Company under the Credit Facilities except a discharge by or as a result of payment under such Guarantee (it being understood that a release subject to contingent reinstatement is still a release, and that if any such Guarantee is so reinstated, such Guarantee shall also be reinstated).

Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the foregoing effect, the Trustee will execute any documents reasonably requested by the Company or such Guarantor in order to evidence the release of the Guarantor from its obligations under its Note Guarantee.

Section 10.10. Contribution

Each Guarantor that makes a payment under its Note Guarantee shall be entitled upon payment in full of all obligations guaranteed under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

ARTICLE 11

MISCELLANEOUS

Section 11.01. Noteholder Communications; Noteholder Action

(a) The rights of Holders to communicate with other Holders with respect to this Indenture or the Notes are as provided by the Trust Indenture Act, and the Company and the Trustee shall comply with the requirements of Trust Indenture Act Sections 312(a) and 312(b). Neither the Company nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

(b) (1) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

(2) The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

(c) Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(d) The Company may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.

Section 11.02. Notices

(a) Any notice or communication to the Company will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when sent by facsimile transmission, with transmission confirmed. Notices or communications to a Guarantor will be deemed given if given to the Company. Any notice to the Trustee will be effective only upon receipt. In each case the notice or communication should be addressed as follows:

if to the Company:

ACI Worldwide, Inc.

6060 Coventry Drive

Elkhorn, Nebraska 68022

Attention: General Counsel

Facsimile: (402) 778-2567 (with such fax to be confirmed by telephone to (402) 778-2183)

if to the Trustee:

Wilmington Trust, National Association

15950 N. Dallas Parkway, Suite 550

Dallas, TX 75248

Attention: ACI Worldwide Inc., Administrator

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b) Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of DTC or its nominee, when given electronically to DTC. Copies of any notice or communication to a Holder, if given by the Company, will be sent by mail or electronic mail to the Trustee at the same time. Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

(c) Where this Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

Section 11.03. Certificate and Opinion as to Conditions Precedent

Upon any request or application by the Company to the Trustee to take any action under this Indenture other than with respect to the authentication and execution of the Initial Notes, the Company will furnish to the Trustee:

(1) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that all such conditions precedent have been complied with; provided that no Opinion of Counsel shall be required in connection with the addition of a Guarantor under this Indenture upon execution and delivery by such Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit B hereto.

Section 11.04. Statements Required in Certificate or Opinion

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1) a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(3) a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials with respect to matters of fact.

Section 11.05. Payment Date Other Than a Business Day.

If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

Section 11.06. Governing Law

This Indenture, including any Note Guarantees, and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 11.07. No Adverse Interpretation of Other Agreements

This Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret this Indenture.

Section 11.08. Successors

All agreements of the Company or any Guarantor in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successor.

Section 11.09. Duplicate Originals

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.10. Separability

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 11.11. Table of Contents and Headings

The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and in no way modify or restrict any of the terms and provisions of this Indenture.

Section 11.12. No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders

No director, officer, employee, incorporator, member or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or such Guarantor under the Notes, any Note Guarantee or this Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

ACI WORLDWIDE, INC., as the Company

By:	/s/ Scott. W. Behrens
Name: Scott W. Behrens
Title: Senior Executive Vice President, Chief Financial Officer and Chief Accounting Officer

ACI WORLDWIDE CORP., as a Guarantor

By:	/s/ Craig A. Maki
Name: Craig A. Maki
Title: Vice President, Treasurer

ONLINE RESOURCES CORPORATION, as a Guarantor

By:	/s/ Craig A. Maki
Name: Craig A. Maki
Title: Vice President, Treasurer

[Signature Page to Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Shawn Goffinet
Name: Shawn Goffinet
Title: Assistant Vice President

[Signature Page to Indenture]

EXHIBIT A

[FACE OF NOTE]

ACI WORLDWIDE, INC.

5.750% Senior Note due 2026

CUSIP / ISIN:

No.	$400,000,000

ACI WORLDWIDE, INC., a Delaware corporation (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to , or its registered assigns, the principal sum of FOUR HUNDRED MILLION DOLLARS ($400,000,000) or such other amount as indicated on the Schedule of Exchange of Notes attached hereto on August 15, 2026.

Interest Rate: 5.750% per annum.

Interest Payment Dates: February 15 and August 15, commencing February 15, 2019

Regular Record Dates: February 1 and August 1.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Date:	ACI WORLDWIDE, INC.

By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)

This is one of the 5.750% Senior Notes due 2026 described in the Indenture referred to in this Note.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[REVERSE SIDE OF NOTE]

ACI WORLDWIDE, INC.

5.750% Senior Note due 2026

1. Principal and Interest

The Company promises to pay the principal of this Note on August 15, 2026.

The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth on the face of this Note, at the rate of 5.750% per annum.

Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the February 1 or August 1 immediately preceding the relevant Interest Payment Date) on each Interest Payment Date, commencing February 15, 2019.

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note (or, if there is no existing Default in the payment of interest and if this Note is authenticated between a Regular Record Date and the next Interest Payment Date, from such Interest Payment Date) or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Company will pay interest on overdue principal, premium, if any, and interest at 1.0% per annum higher than the rate borne by this Note. Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

2. Indentures; Note Guarantee

This is one of the Notes issued under an Indenture, dated as of August 21, 2018 (as supplemented or amended from time to time, the “Indenture”), among the Company, the Guarantors party thereto and Wilmington Trust, National Association, as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes are set forth in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

This Note is guaranteed, as set forth in the Indenture. The Indenture limits the original aggregate principal amount of the Notes to $400,000,000, but Additional Notes may be issued pursuant to the Indenture, and the Initial Notes and all such Additional Notes vote together for all purposes as a single class; provided that if the Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, the Additional Notes will have a separate CUSIP number.

3. Redemption and Repurchase; Discharge Prior to Redemption or Maturity

This Note is subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture. There is no sinking fund or mandatory redemption applicable to this Note.

If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

4. Registered Form; Denominations; Transfer; Exchange

The Notes are in registered form without coupons in minimum denominations of $2,000 principal amount and any multiple of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5. Defaults and Remedies

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare principal of and accrued interest on the Notes to be immediately due and payable. If a bankruptcy default with respect to the Company occurs and is continuing, the principal of and accrued interest on the Notes automatically becomes due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

6. Amendment and Waiver

Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented, or Default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure or reform any ambiguity, defect, mistake, manifest error, omission or inconsistency if such amendment or supplement does not adversely affect the interests of the Holders in any material respect.

7. Authentication

This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

8. Governing Law

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

9. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES

BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Note, the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

☐ (1) This Note is being transferred to the Company or any of its Subsidiaries.

☐ (2) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended, and certification in the form of Exhibit F to the Indenture is being furnished herewith.

☐ (3) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit E to the Indenture is being furnished herewith.

or

☐ (4) This Note is being transferred other than in accordance with (1), (2) or (3) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:

Seller

By:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:[1]

By:
To be executed by an executive officer

[1]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Company pursuant to Section 4.12 or Section 4.13 of the Indenture, check the box: ☐

If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.12 or Section 4.13 of the Indenture, state the amount (in original principal amount) below:

$

Date:
Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:2

[2]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES

The following exchanges of a part of this Global Note for Physical Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee

EXHIBIT B

SUPPLEMENTAL INDENTURE

dated as of                     ,

among

ACI WORLDWIDE, INC.,

The Guarantor(s) Party Hereto

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

5.750% Senior Notes due 2026

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of             ,         , among ACI WORLDWIDE, INC., a Delaware corporation (the “Company”), [insert each new Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation or formation] (each an “Undersigned”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of August 21, 2018 (the “Indenture”), relating to the Company’s 5.750% Senior Notes due 2026 (the “Notes”); and

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause certain Domestic Restricted Subsidiaries and Disregarded Foreign Entities that Guarantee the Company’s Credit Facilities to provide Note Guarantees.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.

Section 3. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

Section 6. The Trustee makes no representation as to the validity, execution or sufficiency of this Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee. The Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as statements of the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ACI WORLDWIDE, INC., as the Company

By:
Name:
Title:

[GUARANTOR(S)]

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

EXHIBIT C

RESTRICTED LEGEND

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO ACI WORLDWIDE, INC. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A PURCHASER THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) PURSUANT TO (C), (D) OR (E), THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

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EXHIBIT D

DTC LEGEND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

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EXHIBIT E

Regulation S Certificate

            ,

WILMINGTON TRUST, NATIONAL ASSOCIATION

[            ]

[            ]

Facsimile: [            ]

Attention: [            ]

Re:	ACI WORLDWIDE, INC.

5.750% Senior Notes due 2026 (the “Notes”)

Issued under the Indenture dated as of August 21, 2018

(the “Indenture”) relating to the Notes

Ladies and Gentlemen:

Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

☐ A.	This Certificate relates to our proposed transfer of $ principal amount of Notes issued under the Indenture. We hereby certify as follows:

1.

The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.

Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.	Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

4.	The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.

If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Company or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

☐	B. This Certificate relates to our proposed exchange of $ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us. We hereby certify as follows:

1.

At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.

Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.	The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

EXHIBIT F

Rule 144A Certificate

            ,

WILMINGTON TRUST, NATIONAL ASSOCIATION

15950 N. Dallas Parkway, Suite 550

Dallas, TX 75248

Attention: ACI Worldwide Inc., Administrator

Re:	ACI WORLDWIDE, INC.

5.750% Senior Notes due 2026 (the “Notes”)

Issued under the Indenture dated as of August 21, 2018

(the “Indenture”) relating to the Notes

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐ A.	Our proposed purchase of $ principal amount of Notes issued under the Indenture.

☐ B.	Our proposed exchange of $ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of         , 20    , which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

F-1

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

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